UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Tellurian Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

(832) 320-9548

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Wednesday, June 7, 2023

To the Stockholders of Tellurian Inc.:

We will hold an annual meeting of the stockholders of Tellurian Inc. (“Tellurian” or the “Company”), a Delaware corporation, on Wednesday, June 7, 2023, at 8:30 a.m. local time at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002, for the following purposes:

1.	To elect the three nominees identified in the enclosed proxy statement as members of the board of directors of Tellurian (the “Board”), each to hold office for a three-year term expiring at the 2026 annual meeting of stockholders;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023;

3.	To approve and adopt an amended and restated certificate of incorporation of Tellurian to increase the number of authorized shares of Tellurian common stock from 800 million to 1.6 billion and to make certain immaterial revisions;

4.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the enclosed proxy statement;

5.	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

6.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only holders of record of Tellurian common stock, par value $0.01 per share, or Tellurian Series C convertible preferred stock, par value $0.01 per share, at the close of business on April 24, 2023, the record date for the annual meeting, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

The Board recommends that you vote (1) “FOR” the election of each individual named as a director nominee in the enclosed proxy statement to the Company’s board of directors for a three-year term; (2) “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023; (3) “FOR” the proposal to approve and adopt an amended and restated certificate of incorporation of Tellurian to increase the number of authorized shares of Tellurian common stock and to make certain immaterial revisions; (4) “FOR” the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and (5) for the proposal to approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers every “ONE YEAR.”

To ensure your representation at the annual meeting, please complete and promptly mail your proxy card in the return envelope enclosed, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card. This will not prevent you from voting in person but will help to secure a quorum for the annual meeting and avoid added solicitation costs. If your shares are held in “street name” by your broker, bank or other nominee, only that holder can vote your shares, and the vote cannot be cast on Proposal 1, 4 or 5 unless you provide instructions to your broker, bank or other nominee. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your nominee to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the annual meeting.

We intend to hold our annual meeting in person. If you are a stockholder of record, meaning your shares are registered directly in your name with Tellurian’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., please bring government-issued photo identification for entrance into the annual meeting. If you are not a stockholder of record but hold your shares as the “beneficial owner” of such shares in “street name” (e.g., in a stock brokerage account or through a bank or other nominee), you must provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting stock ownership on the record date, April 24, 2023, a copy of the voting instruction card provided by your broker, bank or other nominee, or similar evidence of ownership, together with government-issued photo identification. In addition, (i) stockholders and others who might otherwise attend in person may instead listen to the meeting in real-time by calling toll free 1-877-853-5247 or direct 1-346-248-7799 (meeting identification number: 957 6789 7502) and (ii) those stockholders who have questions that they would like to have answered at the meeting may send those questions to our Corporate Secretary in advance of the meeting at the address set forth in “Information About the Meeting—Assistance.” International dial-in numbers for specific countries and regions are available at https://tellurianinc.zoom.us/u/acGH2OgIxM. Stockholders dialing in to listen to the meeting will not be able to vote their Tellurian shares during the call.

By Order of the Board of Directors,

Meredith S. Mouer, Deputy General Counsel and Corporate Secretary
April 27, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 7, 2023

Our notice of annual meeting of stockholders, proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at http://www.proxyvote.com.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT ALL PROXIES YOU RECEIVE. STOCKHOLDERS OF RECORD CAN SUBMIT THEIR PROXIES IN ANY ONE OF THREE WAYS:

●	BY TELEPHONE: CALL THE TOLL-FREE NUMBER ON YOUR PROXY CARD TO SUBMIT YOUR PROXY BY PHONE;

●	VIA INTERNET: VISIT THE WEBSITE ON YOUR PROXY CARD TO SUBMIT YOUR PROXY VIA THE INTERNET; OR

●	BY MAIL: MARK, SIGN, DATE, AND MAIL YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THE METHOD BY WHICH YOU DECIDE TO SUBMIT YOUR PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE AT THE ANNUAL MEETING. IF YOU LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY VOTE YOUR SHARES EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE, YOU MUST FOLLOW THE VOTING INSTRUCTIONS PROVIDED BY THE NOMINEE. IN ADDITION, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE NOMINEE TO BE ABLE TO VOTE IN PERSON AT THE MEETING. YOU MAY BE ABLE TO SUBMIT YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS THE NOMINEE PROVIDES.

i

ii

ANNEX A: AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TELLURIAN INC.	A-1
ANNEX B: MARKED VERSION OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TELLURIAN INC.	B-1

iii

Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

(832) 320-9548

PROXY STATEMENT

The Tellurian Inc. (“Tellurian” or the “Company”) board of directors (the “Board”) is soliciting the accompanying proxy for use in connection with the annual meeting of stockholders (including any adjournment or postponement thereof, the “Meeting”) to be held on Wednesday, June 7, 2023, at 8:30 a.m. local time at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002.

This proxy statement and the accompanying notice of annual meeting of stockholders, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are being mailed to stockholders on or about April 27, 2023.

INFORMATION ABOUT THE MEETING

Date, Time, and Place

The Meeting will take place at 8:30 a.m. local time, on Wednesday, June 7, 2023, at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002.

If you are a stockholder of record, meaning your shares are registered directly in your name with Tellurian’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., please bring government-issued photo identification for entrance into the Meeting. If you are not a stockholder of record but hold your shares as the “beneficial owner” of such shares in “street name” (e.g., in a stock brokerage account or through a bank or other nominee), you must provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting stock ownership on the record date, April 24, 2023, a copy of the voting instruction card provided by your broker, bank or other nominee, or similar evidence of ownership, together with government-issued photo identification.

Purpose; Other Matters

At the Meeting, holders of Tellurian shares will be asked to consider and vote upon five proposals. The first proposal will be to elect three directors nominated by the Board, each for a term of three years. The second proposal will be to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023. The third proposal will be to approve and adopt an amended and restated certificate of incorporation of the Company to increase the number of authorized shares of Tellurian common stock and to make certain immaterial revisions (sometimes referred to as the “Authorized Shares Proposal”). The fourth proposal will be to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers (sometimes referred to as the “Say-on-Pay Proposal”). The fifth proposal will be to approve, by a non-

1

binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers (sometimes referred to as the “Say-on-Frequency Proposal”).

Holders of Tellurian shares may also be asked to consider and vote upon such other matters as may properly come before the Meeting, or any adjournment or postponement of the Meeting. As of the mailing date of this proxy statement, the Board knows of no other matter to be presented at the Meeting. If, however, other matters are properly brought before the Meeting, or any adjournment or postponement of the Meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment with respect to those matters.

Recommendation of the Tellurian Board

The Board has carefully considered each of the matters to be considered at the Meeting. Based on its review, the Board recommends that you vote (i) “FOR” the election of the three directors nominated by the Board for three-year terms, (ii) “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023, (iii) “FOR” the Authorized Shares Proposal, (iv) “FOR” the Say-on-Pay Proposal, and (v) for the Say-on-Frequency Proposal with a frequency of every “ONE YEAR.”

Record Date, Outstanding Shares, and Voting Rights

Each holder of record of Tellurian common stock, par value $0.01 per share, or Tellurian Series C convertible preferred stock, par value $0.01 per share (the “Preferred Stock”), at the close of business on April 24, 2023, the record date, is entitled to notice of and to vote at the Meeting. Each such stockholder is entitled to cast one vote for each share of Tellurian common stock or Preferred Stock owned on each matter properly submitted to a vote of stockholders at the Meeting. As set forth in the Company’s Certificate of Designations of Series C Convertible Preferred Stock, the Preferred Stock votes with the Tellurian common stock on all matters presented to the stockholders for their action or consideration. As of the record date, there were 562,808,897 shares of Tellurian common stock and 6,123,782 shares of Preferred Stock issued and outstanding and entitled to vote at the Meeting. The holders of the Preferred Stock and the holders of Tellurian common stock are voting together as a single class on each of the proposals to be considered at the Meeting.

Quorum and Vote Required; “Broker Non-Votes” and Abstentions

Quorum Required

A quorum of Tellurian stockholders is necessary to hold the Meeting. In accordance with the Company’s bylaws, the holders of 33⅓% in voting power of the total number of shares issued and outstanding and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business. Stockholders are counted as present at the Meeting if they are present in person or have authorized a valid proxy. The presence of holders of at least 189,644,227 shares of Tellurian common stock and Preferred Stock in the aggregate will constitute a quorum. Under the General Corporation Law of the State of Delaware (the “DGCL”), abstentions and “broker non-votes” (described below) are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Meeting. Shares of Tellurian common stock or Preferred Stock held by stockholders who are not present in person or by proxy will not be counted towards a quorum.

Vote Required

The election of each director nominee set forth in Proposal 1, and the approval of Proposals 2, 4, and 5 will require the affirmative vote of the holders of a majority of the votes cast with respect to the

2

relevant matter. Because Proposal 5 has three possible substantive responses (every three years, every two years, or every one year), if none of the frequency alternatives receives the affirmative vote of the holders of a majority of the votes cast, then we will consider stockholders to have approved the frequency selected by the holders of a plurality of the votes cast.

Proposal 3 will require the affirmative vote of (i) the holders of a majority in voting power of the outstanding shares of Tellurian common stock and Preferred Stock voting together as a single class and (ii) the holders of a majority of the outstanding shares of Tellurian common stock voting as a separate class. If Proposal 3 is approved and adopted, we intend to file the amended and restated certificate of incorporation of Tellurian to increase the number of authorized shares of Tellurian common stock from 800 million to 1.6 billion and to make certain immaterial revisions (the “A&R Certificate of Incorporation”) with the Delaware Secretary of State. The A&R Certificate of Incorporation will be effective immediately upon filing with the Delaware Secretary of State or at such later time as set forth in the A&R Certificate of Incorporation. At any time prior to the filing of the A&R Certificate of Incorporation with the Delaware Secretary of State, notwithstanding stockholder approval and adoption thereof and without further action by the stockholders, the Board, in its sole discretion, may abandon or delay the filing of the A&R Certificate of Incorporation.

Differences Between Holding Shares as a Stockholder of Record and as a Beneficial Owner; Broker Non-Votes

If your shares are registered directly in your name with Tellurian’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), you are considered the “stockholder of record” of those shares, and the notice of annual meeting of stockholders, proxy statement, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 have been sent directly to you by Tellurian. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of such shares held in “street name,” and the proxy materials have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing or by following the instructions for submitting your voting instructions by telephone or on the Internet.

Broker non-votes occur when a nominee holding Tellurian shares for a beneficial owner returns a properly executed or otherwise submitted proxy but has not received voting instructions from the beneficial owner, and such nominee does not possess discretionary authority on one or more proposals with respect to such shares. Brokers are not allowed to exercise their voting discretion with respect to the approval of matters which are considered “non-routine” under applicable rules without specific instructions from the beneficial owner. Proposals 1, 4, and 5 are considered non-routine and Proposals 2 and 3 are considered routine. Accordingly, your broker will not be entitled to vote your shares on Proposals 1, 4, or 5 unless you provide instructions on how to vote by fulfilling out the voter instruction form sent to you by your broker with this proxy statement, but your broker will be entitled to vote your shares on Proposals 2 and 3 without such instructions.

Abstentions

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Stockholders may abstain with respect to any of the proposals described in this proxy statement by returning a properly executed or otherwise submitted proxy.

3

Effects of Broker Non-Votes and Abstentions

Pursuant to Delaware law and our bylaws, abstentions are not considered votes cast and, therefore, will not have an effect on the outcome of the vote on Proposal 1, 2, 4, or 5. Because Proposal 3 will require the affirmative vote of (i) the holders of a majority in voting power of the outstanding shares of Tellurian common stock and Preferred Stock voting together as a single class and (ii) the holders of a majority of the outstanding shares of Tellurian common stock voting as a separate class, an abstention with respect to such vote will have the same effect as a vote “AGAINST” Proposal 3.

Broker non-votes are not considered votes cast and, therefore, will have no effect on the outcome of the vote on Proposal 1, 4, or 5. Because Proposals 2 and 3 are considered routine matters and brokers will be entitled to vote your shares in their discretion if no voting instructions are timely received, there will be no broker non-votes with respect to those proposals.

Voting by Tellurian Directors and Executive Officers

As of the record date, the directors and executive officers of Tellurian beneficially owned and were entitled to vote 28,620,388 shares of Tellurian common stock, which represent approximately 5.0% of the voting power of the Tellurian capital stock, including the Preferred Stock. The directors and executive officers of Tellurian are expected to vote in favor of the election of each director nominee named in Proposal 1, “FOR” Proposals 2, 3 and 4, and for every “ONE YEAR” for Proposal 5.

Adjournment and Postponement

Adjournments and postponements of the Meeting may be made for the purpose of, among other things, soliciting additional proxies. The Meeting may be adjourned by the chairman of the Meeting or the vote of a majority of Tellurian shares present in person or represented by proxy at the Meeting, even if less than a quorum.

Voting of Proxies

Voting by Proxy Card

All Tellurian shares entitled to vote and represented by properly executed proxies received prior to the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on the proxy card accompanying this proxy statement. If no direction is given and the proxy is validly executed, the stock represented by the proxy will be voted in favor of the election of each director nominee named in Proposal 1, “FOR” Proposals 2, 3 and 4, and for every “ONE YEAR” for Proposal 5. The persons authorized under the proxies will vote upon any other business that may properly come before the Meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Tellurian does not anticipate that any other matters will be raised at the Meeting.

If you are a holder of record, there are two additional ways to submit your proxy:

Submit your proxy by telephone—call toll free 1-800-690-6903.

●	Submit your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 6, 2023.

●	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions the voice provides you.

4

Submit your proxy by the Internet—http://www.proxyvote.com.

●	Use the Internet to submit your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 6, 2023.

●	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to obtain your records and create an electronic ballot.

Submitting your proxy by telephone or Internet authorizes the named proxies to vote your shares at the Meeting or any adjournment or postponement thereof in the same manner as if you had marked, signed and returned your proxy card. The law of Delaware, where Tellurian is incorporated, allows a proxy to be sent electronically, so long as it includes or is accompanied by information that lets the inspector of elections know that it has been authorized by the stockholder.

If your shares are held in street name, your broker, bank or other nominee may provide the option of submitting your voting instructions through the Internet or by telephone instead of by mail. Please check the voting instruction card provided by your broker, bank or other nominee to see which options are available and the procedures to be followed.

Voting by Attending the Meeting

Holders of record of Tellurian shares and their authorized proxies may also vote their shares in person at the Meeting. If you attend the Meeting, you may submit your vote in person, and any previous proxies submitted by you will be superseded by the vote that you cast at the Meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Meeting. If you are a holder of record, you may revoke your proxy by:

1.	giving written notice of revocation no later than the commencement of the Meeting to Tellurian’s Corporate Secretary:

●	if before commencement of the Meeting on the date of the Meeting, by personal delivery to Tellurian’s Corporate Secretary at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002; and

●	if delivered before the date of the Meeting, to Tellurian’s Corporate Secretary at Tellurian’s offices, 1201 Louisiana Street, Suite 3100, Houston, Texas 77002;

2.	delivering no later than the commencement of the Meeting a properly executed, later-dated proxy; or

3.	voting in person at the Meeting; however, simply attending the Meeting without voting will not revoke an earlier proxy.

Voting by proxy will in no way limit your right to vote at the Meeting if you later decide to attend in person. If your stock is held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, to be able to vote at the Meeting, and must follow instructions provided to you by your broker, bank or other nominee to revoke or change your vote.

5

Solicitation of Proxies; Expenses

The entire expense of preparing and mailing this proxy statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, and solicitors, public relations, transportation, and litigation) will be borne by Tellurian. In addition to the use of the mail, Tellurian or certain of its officers or other employees may solicit proxies by telephone and personal solicitation; however, no additional compensation will be paid to those officers or employees in connection with such solicitation. The Company has retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor–South Tower, Stamford, Connecticut 06902, for a fee of $25,000, plus out-of-pocket expenses, to assist in soliciting proxies in connection with the Meeting. In addition, the Company has retained Broadridge to assist in soliciting proxies in connection with the Meeting and to provide or coordinate specified telephone and Internet voting, mailing, handling, tabulation, and document hosting services. The estimated fees and expenses payable to Broadridge by the Company for these services are approximately $185,000, plus per item charges for each registered or beneficial stockholder vote, per document charges for the hosting services, and reimbursement of Broadridge’s mailing costs and expenses.

Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of Tellurian stock that such institutions hold of record, and the Company will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

No Appraisal Rights

There are no appraisal rights pursuant to Section 262 of the DGCL with respect to any of the proposed corporate actions on which the stockholders are being asked to vote.

Assistance

If you need assistance in completing your proxy card, have questions regarding the Meeting, the proposals to be made at the Meeting or how to submit your proxy, or want additional copies of this proxy statement or the enclosed proxy card, please contact either of the following:

Tellurian Inc. 1201 Louisiana Street, Suite 3100 Houston, Texas 77002 Attention: Corporate Secretary Telephone: (832) 320-9548 Facsimile: (832) 962-4055 E-mail: CorpSec@tellurianinc.com	Morrow Sodali LLC 333 Ludlow Street, 5th Floor–South Tower Stamford, Connecticut 06902 Telephone: (203) 658-9400 Toll Free: (800) 662-5200 Facsimile: (203) 658-9444 E-mail: tell.info@morrowsodali.com

6

PROPOSAL 1—ELECTION OF DIRECTORS TO THE COMPANY’S BOARD

In accordance with the Company’s certificate of incorporation, three directors are to be elected at the Meeting to hold office for a term of three years, expiring at the 2026 annual meeting of stockholders. The Company’s certificate of incorporation provides for three classes of directors who are to be elected for terms of three years each and until their successors shall have been elected and shall have been duly qualified. All of the nominees for election at the Meeting, Jean Abiteboul, Diana Derycz-Kessler, and Dillon Ferguson, are currently serving as directors of the Company. Each of Mr. Abiteboul, Ms. Derycz-Kessler, and Mr. Ferguson has consented to being named in this proxy statement as a nominee for election as a director and will serve as a director if elected.

Under the Company’s bylaws, a director will be elected if he or she receives the affirmative vote of the holders of a majority of the votes cast with respect to an election that is not a contested election. Abstentions and broker non-votes will not be considered votes cast for this purpose and, therefore, will not have an effect on the outcome of the election.

Background Information About the Nominees and Other Directors

The following sets forth certain information about (i) each of the Company’s nominees for election as a director at the Meeting to hold office for a term expiring at the 2026 annual meeting of stockholders and (ii) each director whose term of office continues beyond the Meeting. The information presented includes, with respect to each such person: (a) the year during which he or she first became a director of the Company; (b) his or her other positions with the Company, if any; (c) his or her business experience for at least the past five years; (d) any other director positions held currently or at any time during the past five years with any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended; (e) information regarding involvement in certain legal or administrative proceedings, if applicable; (f) his or her age as of the date of this proxy statement; and (g) the experience, qualifications, attributes, or skills that led to the conclusion that the person should serve as a director for the Company. There are no family relationships among any of Tellurian’s directors or executive officers.

Vote Required for Approval

The election of each director nominee pursuant to this Proposal 1 will require the affirmative vote of the holders of a majority of the votes cast with respect to the election, assuming that a quorum exists.

If you fail to vote or submit a proxy, fail to instruct your broker to vote, or vote to “abstain,” it will have no effect on the election of director nominees pursuant to this Proposal 1, assuming that a quorum exists.

Board Recommendation

The Board unanimously recommends that Tellurian stockholders vote to elect each of Jean Abiteboul, Diana Derycz-Kessler, and Dillon Ferguson to the Board for a three-year term.

7

Director Nominees to Hold Office for a Three-Year Term Expiring at the 2026 Annual Meeting of Stockholders

Name	Other Positions Held with the Company	Age and Business Experience

Jean P. Abiteboul	Member of each of the Audit Committee and Compensation Committee

Mr. Abiteboul (age 71) has served as a director of Tellurian since November 2020, and he is the founder and since August 2017 has been the Chief Executive Officer of JA Energy Consulting. From November 2016 to November 2017, Mr. Abiteboul served as a consultant to Tellurian Services LLC, a subsidiary of Tellurian Investments Inc. (now known as Tellurian Investments LLC (“Tellurian Investments”)). Previously, at Cheniere Energy, Inc. (“Cheniere”), he served as Senior Vice President – International (February 2006–November 2016), President of Cheniere Marketing Ltd., a wholly owned subsidiary of Cheniere (April 2010–November 2016), and Executive Director of Cheniere LNG Services S.A.R.L., a wholly owned subsidiary of Cheniere (February 2006–April 2010). From 1975 until February 2006, Mr. Abiteboul held different positions at Gaz de France, a publicly traded natural gas distribution company, including Secretary of the board of directors (2004–2006), International Executive Vice President (2003–2004), Executive Vice President – Gas Supply, Trading and Marketing (2002–2003), and Executive Vice President – Gas Supply (1998–2003). He also served on the board of directors of Tejas Power Corporation (United States) (1991–1997), Gas Metropolitan (Canada) (1994–2006), Sceptre Resources (Canada) (1991–1996), and other affiliated companies of Gaz de France in Europe. Since November 2020, he has served as the President of GIIGNL, the International Group of Liquefied Natural Gas Importers. Mr. Abiteboul graduated as an engineer from École Centrale de Lyon and obtained a diploma in Economics from Université de Lyon.

Mr. Abiteboul’s qualifications to serve as a director of Tellurian include his knowledge of and experience in the liquefied natural gas (“LNG”) industry and his leadership and management experience.

Diana Derycz-Kessler	Chair of the Compensation Committee and Member of the Environmental, Social, Governance (ESG) and Nominating Committee

Ms. Derycz-Kessler (age 58) has served as a director of Tellurian since February 2017, and she served as a director of Tellurian Investments from December 2016 to February 2017. Ms. Derycz-Kessler is an investor with a background in law, business and finance. She has been an active principal of her investment advisory firm Bristol Capital Advisors, LLC since 2000. Her investments have included companies in the energy, biotechnology, technology, education, real estate and consumer products sectors. As part of these investments, she has assumed active operational roles, including a 17-year tenure as Chief Executive Officer of the media arts college of The Los Angeles Film School and manager of commercial property partnerships. In February 2019, Ms. Derycz-Kessler became a founding member and director of LK Advisors, Inc. (formerly PiMac Advisors Inc.) a mortgage lending advisory company. Since October 2019, Ms. Derycz-Kessler has been a member of the board of managers

8

Name	Other Positions Held with the Company	Age and Business Experience

of Bristol Luxury Group LLC and Sugarfina Corporation (formerly Sugarfina Holdings LLC), the parent companies to Sugarfina USA LLC, a luxury candy retailer. Ms. Derycz-Kessler’s early career began as a lawyer in the international oil and gas sector, working at the law firm of Curtis, Mallet-Prevost, Colt & Mosle LLP in New York. Subsequently, she joined Occidental Petroleum Corporation, overseeing legal for its Latin American exploration and production operations. From 2016 to 2018, Ms. Derycz-Kessler was a partner in UNESCO’s TeachHer program, a private–public sector partnership bridging the global gender gap in education. Ms. Derycz-Kessler holds a law degree from Harvard Law School and a master’s degree from Stanford University in Latin American Studies. She obtained her undergraduate “double” degree in History and Latin American Studies from University of California, Los Angeles (UCLA).

Ms. Derycz-Kessler’s qualifications to serve as a director of Tellurian include her knowledge of and experience in the energy industry and her leadership and management experience.

Dillon J. Ferguson	Chair of the Environmental, Social, Governance (ESG) and Nominating Committee and Member of each of the Compensation Committee and Cybersecurity Committee

Mr. Ferguson (age 75) has served as a director of Tellurian since February 2017, and he served as a director of Tellurian Investments from December 2016 to February 2017. Mr. Ferguson is a partner at Pillsbury Winthrop Shaw Pittman LLP in its energy and litigation practices. Mr. Ferguson focuses his practice on oil and gas law, with an emphasis on both transaction and litigation matters. His clients are composed of companies and individuals who are engaged in oil and gas activities, including exploration, production, processing, transportation, marketing and consumption. Mr. Ferguson has been a partner at Pillsbury Winthrop Shaw Pittman LLP since May 2016. He was a partner at Andrews Kurth LLP from 2001 to May 2016. Mr. Ferguson earned his B.B.A. from The University of Texas at Austin in 1970 and his J.D. from South Texas College of Law in 1973.

Mr. Ferguson’s qualifications to serve as a director of Tellurian include his experience practicing law and counseling energy companies involved in a wide array of transaction and litigation matters.

9

Directors Continuing in Office for a Term Expiring at the 2024 Annual Meeting of Stockholders

Name	Other Positions Held with the Company	Age and Business Experience

Martin J. Houston	Vice Chairman of the Board

Mr. Houston (age 65) has served as a director of Tellurian since February 2017. He co-founded Tellurian in 2016 and served as a director of Tellurian Investments from February 2016 to February 2017. He was also President of Tellurian Investments from February 2016 until August 2016. Immediately prior to Tellurian Investments, Mr. Houston served as Chairman of Parallax Enterprises LLC starting in December 2014. Having spent more than three decades at BG Group plc, a Financial Times Stock Exchange (FTSE) 10 international integrated oil and gas company, Mr. Houston retired in February 2014 as the BG Group plc’s Chief Operating Officer and an executive director, which positions he held beginning in November 2011 and 2009, respectively. He is a former director of the Society of International Gas Tanker and Terminal Operators (SIGTTO), and from 2008 to 2014 he was the vice president for the Americas of GIIGNL, the International Group of Liquefied Natural Gas Importers. From November 2014 to February 2018, Mr. Houston was the international chairman of the Houston-based investment bank Tudor Pickering Holt. From August 2017 to February 2018, he was a senior advisor to Gresham Advisory Partners Limited, an M&A advisory firm based in Sydney, Australia. From 2014 to 2019, he was a non-executive director of Bupa, an unlisted international healthcare insurer and provider, based in the United Kingdom. From October 2019 to December 2022, Mr. Houston served as chairman of the board of directors of EnQuest PLC, an independent petroleum production and development company with operations in the U.K. North Sea and Malaysia. Since January 2019, he has been a non-executive director of Bupa Arabia, a Saudi-listed healthcare insurer and provider. Mr. Houston is also a senior advisory partner and chairman of the global energy group of Moelis & Company (a global independent investment bank), sits on the National Petroleum Council of the United States, and is a nonexecutive director of CC Energy Development (a private oil and gas exploration and production company). Mr. Houston was the first recipient of the CWC LNG Executive of the Year award in 2011 and is a Fellow of the Geological Society of London. In addition, he is on the advisory board of the Center on Global Energy Policy at Columbia University’s School of International Public Affairs (SIPA) in New York and of Radia Inc. Mr. Houston received a bachelor’s degree in Geology from Newcastle University in England in 1979 and a master’s degree in Petroleum Geology from Imperial College in London in 1983.

Mr. Houston’s qualifications to serve as a director of Tellurian include his knowledge of and experience in the LNG industry. In addition to his industry experience, his qualifications include his leadership skills and long-standing senior management experience in the energy industry.

10

Name	Other Positions Held with the Company	Age and Business Experience

Jonathan S. Gross	Chair of the Cybersecurity Committee and Member of the Audit Committee

Mr. Gross (age 64) has served as a director of Tellurian since November 2020, and he is an oil and gas consultant. Since June 2009, his company, Jexco LLC, has provided upstream exploration geological, geophysical, and information technology (IT) services to clients with projects in domestic and international basins. Mr. Gross previously served in senior management roles at Energy Partners, Ltd., Kuwait Energy Company, and Cheniere. While at Cheniere from 1999 to 2008, he was responsible for its exploration program and international LNG sourcing. In addition, from 1999 to 2005, he was responsible for IT, including data management and cybersecurity. Mr. Gross began his career at Amoco Production Company in 1981. He received his B.A. in Geophysical Science from the University of Chicago in 1981. From April 2010 to July 2012, Mr. Gross served on the board of directors of Miller Energy Resources, Inc., a publicly traded oil and gas exploration and production company. From March 2014 to September 2018, Mr. Gross served on the board of directors of Cheniere Energy Partners LP Holdings, LLC, a publicly traded subsidiary of Cheniere, where he was a member of the Audit and Conflicts Committees. He is a member of the Society of Exploration Geophysicists, the Houston Geological Society, and the American Association of Petroleum Geologists where he is a Certified Geologist. In addition, he earned a certification for completing the National Association of Corporate Directors (NACD) Cyber-Risk Oversight Program.

Mr. Gross’s qualifications to serve as a director of Tellurian include his knowledge of and experience in the energy industry, IT, cybersecurity, and his prior board and management experience.

11

Directors Continuing in Office for a Term Expiring at the 2025 Annual Meeting of Stockholders

Name	Other Positions Held with the Company	Age and Business Experience

Charif Souki	Executive Chairman

Mr. Souki (age 70) has served as the Executive Chairman of Tellurian since June 2020 and as a director of Tellurian since February 2017. He co-founded Tellurian in 2016 and served as a director and Chairman of the board of directors of Tellurian Investments from February 2016 to February 2017. Mr. Souki co-founded Cheniere in 1996 and served as Chairman of the board of directors (2000–2015), Chief Executive Officer (2003–2015), and President (2003–2004 and 2008–2015) until December 2015. Prior to Cheniere, Mr. Souki was an investment banker. Mr. Souki serves on the board of trustees of the American University of Beirut, as a member of the Advisory Board of the Center on Global Energy Policy at Columbia University, and on the International Advisory Board for the Neurological Research Institute (NRI) at Texas Children’s Hospital. Mr. Souki received a B.A. from Colgate University and an M.B.A. from Columbia University.

Mr. Souki is qualified to serve as a director of Tellurian due to his knowledge of and experience in the LNG industry, including his leading the conception, development and construction of the first large-scale LNG export facility in the United States. In addition to his industry experience, his qualifications include his leadership skills, long-standing senior management experience and public company board experience in the LNG industry.

Brooke A. Peterson	None

Mr. Peterson (age 73) has served as a director of Tellurian since February 2017, and he served as a director of Tellurian Investments from July 2016 to February 2017. He has been involved in construction, resort development and real estate for more than 40 years and has been extensively involved in non-profit work since moving to Aspen, Colorado, in 1975. Mr. Peterson is a member of the Colorado Bar and has been licensed to practice law for over 40 years, has served as an arbitrator and mediator since 1985, and has served as a Municipal Court Judge in Aspen since 1981. Mr. Peterson served as Manager of Ajax Holdings LLC and its affiliated companies from December 2012 to May 2022 and as the Chief Executive Officer of Coldwell Banker Mason Morse from January 2013 to May 2022. Mr. Peterson earned his B.A. from Brown University in 1972 and his J.D. from the University of Denver College of Law in 1975.

Mr. Peterson’s qualifications to serve as a director of Tellurian include his knowledge of and experience in project development and the construction industry.

12

Name	Other Positions Held with the Company	Age and Business Experience

Don A. Turkleson	Chair of the Audit Committee and Member of the Cybersecurity Committee

Mr. Turkleson (age 68) has served as a director of Tellurian since March 2017, and he has served as a director and board chair of NextPoint Financial Inc. since January 2023. He served as Vice President and Chief Financial Officer of Gulf Coast Energy Resources, LLC, a privately held energy exploration and production company, from April 2012 until his retirement in April 2015. He served as Chief Financial Officer of Cheniere from December 1997 to March 2009 and of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners, L.P., an indirect subsidiary of Cheniere, from November 2006 to March 2009. He was a member of the board of directors of Cheniere Energy Partners GP, LLC from November 2006 to September 2012. From December 2013 until February 2017, Mr. Turkleson served on the board of directors and as chair of the audit committee and a member of the conflicts committee of Cheniere Energy Partners LP Holdings, LLC (NYSE American: CQH). From February 2018 to May 2020, Mr. Turkleson served on the board of directors and as chairman of the finance and audit committees of ACCEL Energy Canada Limited, a privately held company constructing and operating facilities for the delivery of energy, ultra-clean fuels and specialty products. From November 2013 until July 2015, he served on the board of directors and the audit committee and the conflicts committee of the general partner of QEP Midstream Partners, L.P., a midstream publicly traded master limited partnership. In addition, he served on the board of directors and as the chairman of the audit committee of Miller Energy Resources, Inc., a publicly traded energy exploration, production and drilling company, from January 2011 to April 2014. Mr. Turkleson is a Certified Public Accountant and received a B.S. in Accounting from Louisiana State University. He has been a Board Governance Fellow with the National Association of Corporate Directors (NACD) and has achieved NACD Directorship Certification.

Mr. Turkleson’s qualifications to serve as a director of Tellurian include his background and experience in the energy industry and his background as a Certified Public Accountant.

13

Executive Officers

As of April 21, 2023, our executive officers were as follows:

Name	Title	Age

Charif Souki	Executive Chairman	70
Octávio M.C. Simões	President and Chief Executive Officer	63
Daniel A. Belhumeur	General Counsel	44
Khaled A. Sharafeldin	Chief Accounting Officer and Interim Chief Financial Officer	60

See “Proposal 1—Election of Directors to the Company’s Board—Directors Continuing in Office for a Term Expiring at the 2025 Annual Meeting of Stockholders” for biographical information concerning Mr. Souki.

Octávio M.C. Simões has served as the President and Chief Executive Officer of Tellurian since November 2020. Mr. Simões began acting as a Senior Advisor to the Chief Executive Officer of Tellurian in April 2019, and he was appointed as the Company’s Executive Vice President, LNG Marketing and Business Development in September 2020. Prior to joining the Company, Mr. Simões was President and Chief Executive Officer of Sempra LNG & Midstream from January 2012 to March 2019, where he was responsible for all LNG and natural gas midstream activities, including Cameron LNG, a 12 million tonnes per annum (“mtpa”) liquefaction facility that came onstream with first LNG exports in August 2019. He has engineering degrees from the Georgia Institute of Technology and from the University of Massachusetts – Dartmouth, and he is a registered professional engineer.

Daniel A. Belhumeur has served as the General Counsel of Tellurian since the completion of the merger (the “Merger”) in February 2017 between Tellurian Investments and a subsidiary of Magellan Petroleum Corporation (now known as Tellurian Inc.) and as Chief Compliance Officer of Tellurian since March 2017, and he served as General Counsel of Tellurian Investments from October 2016 until the completion of the Merger. Previously, at Cheniere, Mr. Belhumeur served as Vice President, Tax and General Tax Counsel (January 2011–October 2016), Tax Director (January 2010–December 2010), and Domestic Tax Counsel (2007–2010). Mr. Belhumeur began his career in public accounting after he received his bachelor’s degree and master’s degree in Accounting from Texas A&M University. He then went on to obtain his law degree from the University of Kansas School of Law and his LL.M. from the Georgetown University Law Center.

Khaled A. Sharafeldin has served as the Interim Chief Financial Officer of Tellurian since March 3, 2023 and as the Chief Accounting Officer of Tellurian since the completion of the Merger in February 2017, and he served as the Chief Accounting Officer of Tellurian Investments from January 2017 until the completion of the Merger. From April 2012 to January 2017, Mr. Sharafeldin served as Vice President – Internal Audit at Cheniere. Previously, at Pride International, he served as Director – Quality Management (2010–2011) and Director of Internal Audit (2005–2010). In addition, he served as Director of Internal Audit at BJ Services Company (2003–2005), served in several financial management roles at Schlumberger Limited (1996–2003), and was employed by the public accounting firm Price Waterhouse LLP in Houston, Texas (1991–1996). Mr. Sharafeldin received his Bachelor of Commerce from Cairo University in Egypt. He is also a Certified Public Accountant in the State of California.

14

Corporate Governance

Director Independence

Tellurian common stock is listed on NYSE American LLC (the “NYSE American”) under the trading symbol “TELL.” The NYSE American LLC Company Guide requires that a majority of the Company’s directors be “independent directors,” as defined by NYSE American corporate governance listing standards. Generally, a director does not qualify as an independent director if the director has, or in the past three years has had, certain material relationships or affiliations with the Company or its external or internal auditors, or is an employee of the Company.

The Board is currently composed of eight directors: Charif Souki, Martin Houston, Jean Abiteboul, Diana Derycz-Kessler, Dillon Ferguson, Jonathan Gross, Brooke Peterson, and Don Turkleson. The Board has determined that each of Ms. Derycz-Kessler and Messrs. Abiteboul, Ferguson, Gross, and Turkleson are “independent” for purposes of the NYSE American corporate governance listing standards. In assessing the independence of Mr. Ferguson, the Board considered his role as a partner at Pillsbury Winthrop Shaw Pittman LLP, a law firm that previously represented the Company on various matters from time to time but has not done so since 2020 and is not expected to do so going forward.

Board Leadership Structure

Mr. Souki is the Executive Chairman and Mr. Simões is the President and Chief Executive Officer. The Board believes that having different individuals serving in the separate roles of Executive Chairman and Chief Executive Officer is in the best interest of stockholders in the Company’s current circumstances because it reflects the Executive Chairman’s oversight of Board functions, strategic and commercial development and financing activities and the Chief Executive Officer’s responsibility over management of the Company’s operations.

Board Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board or an appropriate committee regularly receives reports from members of senior management and its outside advisors on areas of material risk to the Company, including operational, financial, legal, regulatory, environmental, and strategic and reputational risks. The full Board or an appropriate committee receives these reports from the appropriate executive or advisor, as the case may be, so that it may understand and oversee the strategies used to identify, manage, and mitigate risks. The Audit Committee oversees management of financial, legal, and regulatory risks, including with respect to related party transactions. The Compensation Committee oversees the management of risks relating to the Company’s incentive compensation plans, policies, practices and arrangements by considering information and reports with respect to whether such plans, policies, practices and arrangements encourage unnecessary or excessive risk taking, and presenting concerns to the full Board. The Environmental, Social, Governance (ESG) and Nominating Committee manages risks associated with the independence of the Board as well as risks associated with sustainability. The Cybersecurity Committee oversees management of policies and practices to monitor and mitigate cybersecurity risks.

Board Evaluations

Each year, the members of the Board and each Board committee conduct a confidential oral assessment of their performance with members of our legal department. As part of the evaluation process, the Board reviews its overall composition, leadership structure, diversity, individual skill sets, format for meetings, and relationship with management to ensure that it serves the best interests of stockholders and

15

positions the Company for future success. The results of the oral assessments are then summarized and communicated back to the Executive Chairman and the Chair of each of the committees of the Board. After the evaluations, the Board and management work to improve upon any issues or focus points disclosed during the evaluation process. We believe that conducting these evaluations through a discussion with our Board members leads to more meaningful results that are more likely to result in changes when compared to conducting evaluations through a written process or completion of a questionnaire. As part of the evaluation process, each committee reviews its charter annually.

Age Limit for Directors

The Board believes that experience as a director is a valuable asset and, therefore, no term limits will be imposed on directors. However, beginning in March 2022, as reflected in the Company’s revised corporate governance guidelines, non-employee directors of the Company are not permitted to stand for re-election after reaching age 75 unless the Board waives this requirement in a particular case. On March 23, 2023, upon the recommendation of the Environmental, Social, Governance (ESG) and Nominating Committee, the Board waived the director age-limit requirement in respect of Mr. Ferguson in part because his experience practicing law and counseling energy companies in transaction and litigation matters continues to be a valuable asset to the Board, thereby allowing him to stand for re-election at the Meeting.

Summary of Director Qualifications and Experience

We believe effective oversight comes from a Board that represents a diverse range of experience and perspectives that provides the collective qualifications, attributes, skills and experience necessary for sound governance. The Environmental, Social, Governance (ESG) and Nominating Committee establishes and regularly reviews with the Board the qualifications, attributes, skills and experience that it believes are desirable to be represented on the Board to ensure that they align with the Company’s long-term strategy. The most important of these are described below, and the number of directors possessing those skills and experience is indicated.

LNG Experience in the LNG industry	Corporate Governance Experience in public company corporate governance-related issues and best practices
Finance/Accounting/Risk Management Financial and risk management expertise, including experience as a chief financial officer or certified public accountant	Legal Experience and/or formal education as an attorney
Regulatory/Government Experience in interacting with regulators and policymakers and/or working within government agencies	Environmental Experience with oversight of environmental policy, regulation and/or business operation matters
Technology/Cybersecurity Experience with technology innovations and/or with oversight of cybersecurity programs	Leadership Development/Succession Planning Experience in talent management, leadership development and succession planning to ensure a pipeline of leadership for an organization
Energy Experience in the energy industry, including exploration and production, wholesale energy marketing and energy trading	Strategic Planning Experience in strategic planning and growth and value creation

16

## DIRECTOR TENURE

2 Directors
0-3 years
6 Directors
4-6 years
Median: 6
Average: 5

## DIRECTOR DIVERSITY

7
1
Diverse (based on gender)

## DIRECTOR AGE

4
61-70
3
71-75
1
51-60
Median: 69
Average: 68

## GENDER DIVERSITY IN BOARD LEADERSHIP ROLES

**25%**

of our committees (1 of 4) are chaired by a woman

Standing Board Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Environmental, Social, Governance (ESG) and Nominating Committee, and the Cybersecurity Committee. The composition, functions, and responsibilities of the committees are discussed below.

Audit Committee

The Audit Committee is composed of Mr. Abiteboul, Mr. Gross, and Mr. Turkleson (Chair). The functions of the Audit Committee are set forth in its written charter, as amended on December 15, 2021 (the “Audit Committee Charter”). The Audit Committee Charter is posted on the Company’s website, http://www.tellurianinc.com, under the heading “Investors—Company and governance—Governance documents.” The Board has determined that each member of the committee is independent under applicable NYSE American listing standards and Securities and Exchange Commission (“SEC”) rules and that each of Messrs. Gross and Turkleson qualifies as an “audit committee financial expert” as defined in SEC rules.

Under the Audit Committee Charter, the Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to (i) the Company’s accounting and financial reporting processes and the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal accounting and financial controls, disclosure controls and procedures, and internal control over financial reporting, as well as the performance of the Company’s internal audit function; (iii) the audits of the Company’s financial statements and the appointment, engagement, compensation, termination (if necessary), qualifications, independence, and performance of the Company’s independent registered public accounting firm; and (iv) the Company’s compliance with legal and regulatory requirements and ethics programs. The Audit Committee has the sole authority to select, engage (including approval of the fees and terms of engagement), oversee, and terminate, as appropriate, the Company’s independent registered public accounting firm.

17

In connection with the Audit Committee’s oversight of legal and regulatory compliance, the Audit Committee has until recently received regular, quarterly updates on cybersecurity matters from the Company’s Chief Information Security Officer. Since the formation of the Cybersecurity Committee on March 23, 2023, that committee has been and will be primarily responsible for oversight of the Company’s cybersecurity policies and practices. On an annual basis, Tellurian conducts third-party external, internal and social penetration testing using industry-leading vendors, including Protiviti, Mandiant, and Accenture. In addition, Tellurian conducts monthly phishing exercises with, and cybersecurity email campaigns for, all personnel, and provides such personnel with annual compliance and cybersecurity training. The Company has not had a known material information security breach since the Merger.

Compensation Committee

The Compensation Committee is composed of Mr. Abiteboul, Ms. Derycz-Kessler (Chair), and Mr. Ferguson. The functions of the Compensation Committee are set forth in its written charter, as amended on December 15, 2021 (the “Compensation Committee Charter”). The Compensation Committee Charter is posted on the Company’s website, http://www.tellurianinc.com, under the heading “Investors—Company and governance—Governance documents.”

The Board has determined that each member of the Compensation Committee qualifies as (i) an independent director under applicable NYSE American listing standards, (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and (iii) to the extent required for awards intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), an “outside director” for purposes of Section 162(m) of the Code.

Under the Compensation Committee Charter, the primary duties and responsibilities of the Compensation Committee are to assist the Board in fulfilling its responsibilities with respect to the Company’s compensation plans, policies, programs, and practices, including (i) determining, and/or recommending to the Board for its determination, the compensation of the Company’s chief executive officer and all other executive officers of the Company; and (ii) reviewing and approving, and/or recommending to the Board for its approval, equity and other incentive compensation plans, policies, and programs for the Company’s directors, officers, employees, or consultants, and overseeing and administering such plans, policies, and programs in accordance with their terms. From time to time, the Compensation Committee consults with the Executive Chairman regarding executive and director compensation matters and with the Chief Executive Officer and/or Chief Human Resources Officer of the Company regarding executive compensation matters.

Environmental, Social, Governance (ESG) and Nominating Committee

The Environmental, Social, Governance (ESG) and Nominating Committee (the “ESG and Nominating Committee”) is composed of Ms. Derycz-Kessler and Mr. Ferguson (Chair). The functions of the ESG and Nominating Committee are set forth in its written charter, as amended on December 15, 2021 (the “ESG and Nominating Committee Charter”). The ESG and Nominating Committee Charter is posted on the Company’s website, http://www.tellurianinc.com, under the heading “Investors—Company and governance—Governance documents.” The Board has determined that each member of the committee is independent under applicable NYSE American listing standards.

Under the ESG and Nominating Committee Charter, the ESG and Nominating Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to (i) identifying individuals qualified to serve as directors; (ii) recommending to the Board candidates for nomination for election to the Board at the annual meeting of stockholders or to fill Board vacancies; (iii) developing and

18

recommending to the Board a set of corporate governance guidelines and reviewing on a regular basis the overall corporate governance of the Company; and (iv) monitoring and reviewing, and as necessary recommending Board action with respect to, sustainability matters, including environmental, social and governance (“ESG”) issues.

Cybersecurity Committee

Formed on March 23, 2023, the Cybersecurity Committee is composed of Mr. Ferguson, Mr. Gross (Chair) and Mr. Turkleson. Although the Board has not yet adopted a written charter setting forth the functions of the Cybersecurity Committee, the committee is primarily responsible for oversight of the Company’s cybersecurity policies and practices. The Board has determined that each member of the committee is independent under applicable NYSE American listing standards. Mr. Gross has earned a certification for completing the National Association of Corporate Directors (NACD) Cyber-Risk Oversight Program.

Corporate Responsibility and ESG Practices

Oversight of the Company’s ESG efforts resides with the Board and its committees. In particular, the ESG and Nominating Committee is responsible for monitoring and reviewing, and as necessary recommending Board action with respect to, sustainability matters, including ESG issues. The committee’s responsibilities were expanded in 2021 to expressly address environmental and social issues. The ESG and Nominating Committee regularly receives ESG-related reports from management.

We also coordinate environmental and social activities through a non-Board committee with representatives from throughout the organization, including executives from our operations and regulatory, health and safety, community relations, human resources and governance functions. We consider ESG-related risks and opportunities on an ongoing basis, disclose meaningful and appropriate ESG-related information with regard to our current and planned operations, and encourage dialogue on ESG topics with our stakeholders. We continue to make improvements to our risk evaluation and mitigation programs with respect to ESG and climate-related risks. With respect to environmental issues in particular, we monitor developments in greenhouse gas emissions, air quality, water management, biodiversity, incident management, climate-related matters and emerging regulations, and incorporate them into our risk management process when appropriate.

Health, Safety and Environment

Our health, safety and environment policy reflects our commitments to our employees and the communities in which we operate. We strive to protect the health and safety of our employees and to prevent injury, ill health or damage to the environment. During 2022, Tellurian had no lost-time incidents, as determined in accordance with the recordkeeping and reporting requirements of the Occupational Safety and Health Administration (OSHA).

Our current operations focus on natural gas development and production. The environmental protection practices we follow when conducting these operations include:

●	routing gas to production facilities to minimize flaring and/or emissions following well completions;

●	performing periodic leak detection and repair surveys utilizing optical gas imaging to allow early detection and repairs to minimize emissions;

19

●	deploying technology on new producing facilities that allows for continuous, autonomous methane emissions monitoring to facilitate timely methane emissions management; and

●	installing electric-driven valves and controllers on newly constructed facilities, eliminating emission sources.

In the first quarter of 2022, we issued a limited notice to proceed to Bechtel Energy Inc., formerly known as Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”), under our lump sum, turnkey engineering, procurement and construction (“EPC”) contract to begin construction at the Driftwood terminal. Bechtel’s initial activities include site demolition and clearing, civil site preparation and construction of critical foundations. In 2023, Bechtel will continue certain foundation and piling work. Bechtel will also begin construction of the material offloading facility and commence dredging.

Tellurian participates in active leadership engagement in health, safety, security and environment (“HSSE”) matters at the LNG site by conducting joint safety walkdowns and monthly HSSE committee meetings to review risks, lessons learned, trends, and behavioral-based safety data with Bechtel.

In June 2022, we awarded Baker Hughes a contract to install its electric-powered Integrated Compressor Line (ICL) technology and turbomachinery equipment for pipelines related to the Driftwood Project. The compressors will have hermetically sealed casing, ensuring no emissions and requiring minimal downtime due to magnetic bearings for oil-free, efficient operations and minimized maintenance and improved reliability.

Social

Human Capital Management

We position ourselves as an employer of choice by offering industry competitive compensation, including an industry-leading benefits package to provide for the health and welfare and retirement needs of our employees. Our benefits include health insurance at no cost, a company match on 401(k) retirement savings, and paid maternity and paternity leave. In addition, we have the following policies to foster an ethical, respectful and inclusive workplace environment:

●	our Code of Business Conduct and Ethics provides a comprehensive resource governing ethical concerns, employee privacy and workplace matters, legal compliance, and other matters;

●	our Equal Employment Opportunity Policy commits us to fairly treating all employees and candidates, without regard to characteristics having no bearing on job performance; and

●	our Harassment Policy addresses many forms of unwanted attention, including sexual harassment.

At Tellurian, we believe that a diverse and inclusive culture supports our ability to create a consistent global employee experience and to attract and retain talent, drive innovation and enable the long-term success of our business. As of December 31, 2022, (i) approximately 35% of Tellurian’s workforce was a member of a minority group and (ii) the ratio of male to female employees was approximately 65:35.

Community Investment

As part of its stakeholder engagement program, Tellurian is committed to being a good neighbor and to strengthening its relationships with communities by working together on projects that improve the

20

quality of life for all residents. In 2019, we invested $1.5 million to build the Belle Cove Road near the site of the proposed Driftwood Project, improving access from local neighborhoods to a highway, fulfilling a longtime need of the community and surrounding area. Following the devastating destruction in Southwest Louisiana caused by Hurricanes Laura and Delta in 2020, Tellurian committed over $100,000 to help rebuild hurricane-damaged houses. In 2022, we donated nearly $360,000 to charities and foundations in Texas and Louisiana.

In December 2021, we announced that we partnered with the National Forest Foundation on a five-year, $25 million plan for reforestation and other projects across the United States. As part of this partnership, one million trees had been planted on U.S. Forest Service lands as of the end of 2022. Another two million trees will be planted in 2023, including 800,000 trees in the Kisatchie National Forest, located near Alexandria, Louisiana, where nearly 40,000 acres of native trees were lost due to weather events.

We have also made significant donations to various programs and research initiatives. In June 2022, Tellurian Investments pledged to give $10,000,000 to Columbia University for the benefit of the Center on Global Energy Policy (the “CGEP”) at the School of International and Public Affairs to expand the breadth and depth of the CGEP’s mission to advance smart, actionable, and evidence-based energy and climate solutions through research, education and dialogue. Tellurian Investments agreed to make payments to the CGEP of $2,500,000 on or before each of December 31, 2022, December 31, 2023, December 31, 2024 and December 31, 2025. The first payment of $2,500,000 in cash was made in December 2022. In recognition of this support, the CGEP named its student leadership development program the Charif Souki Global Energy Fellows Program, supported by Tellurian. The cost to the Company associated with any portion of the pledge or gift to the CGEP is not reflected as a perquisite for Mr. Souki in the Summary Compensation Table and related tables later in this proxy statement. In addition, we have made a significant donation to support a multi-phase, life-cycle research initiative at the University of Texas at Austin focusing on supply chain and environmental trade-offs related to specific energy sources used to generate and store electricity, including natural gas, wind, solar and batteries.

Governance

We believe that our efforts for effective corporate governance are illustrated by the following practices:

●	All of our Board committees are composed of independent directors.

●	The functioning of our Board and Board committees is assessed annually.

●	Non-employee directors of the Company are not permitted to stand for re-election after reaching age 75 unless the Board waives this requirement in a particular case.

●	Our stock ownership guidelines align the interests of our directors and officers with the interests of our stockholders.

●	Our key corporate governance and compliance policies are reviewed annually.

Code of Conduct and Business Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that summarizes Tellurian’s compliance and ethical standards and the expectations it has for its officers, directors, and employees. Under the Code of Conduct, all directors, officers, and employees must follow ethical business practices in all business relationships, both within and outside of the Company.

21

The Code of Conduct is available on the Company’s website, http://www.tellurianinc.com, under the heading “Investors—Company and governance—Governance documents.” Tellurian intends to provide disclosure regarding waivers of or amendments to the Code of Conduct by posting such waivers or amendments to the website in the manner provided by applicable law.

Risk Oversight of Compensation Programs and Policies

Consistent with the compensation-related risk assessment made by Pearl Meyer & Partners, LLC (“Pearl Meyer”), we have determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. Our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the achievement of our strategic business objectives or stock price performance. The combination of performance measures for Incentive Compensation Program (ICP) awards and for certain other long-term compensation encourages executives to maintain both a short and a long-term view with respect to Company performance. We maintain an insider trading policy that prohibits directors, officers and employees of the Company from hedging or engaging in derivative transactions involving shares of Tellurian stock and have adopted share ownership guidelines and a compensation clawback policy, both of which discourage excessive risk-taking. The ESG and Nominating Committee regularly reviews and makes recommendations to the Board regarding the overall corporate governance of the Company.

On March 23, 2023, upon the recommendation of the ESG and Nominating Committee, the insider trading policy was amended to prohibit directors, officers and employees from pledging Company securities, and there are no exceptions to the amended policy’s prohibition on pledging Company securities.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during the fiscal year ended December 31, 2022, an officer or employee of the Company, and no such member has ever served as an officer of the Company. During the fiscal year ended December 31, 2022, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or the Board.

Communications with Directors

Any stockholder wishing to communicate with the Board or any individual director may do so by contacting the Corporate Secretary at the address, telephone number, facsimile number, or e-mail address listed below:

Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, Texas 77002

Attention: Corporate Secretary

Telephone: (832) 320-9548

Facsimile: (832) 962-4055

Website: http://www.tellurianinc.com

E-mail: CorpSec@tellurianinc.com

All communications will be forwarded to the Board or the relevant Board member. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

22

Stockholders also may communicate with management by contacting the Corporate Secretary using the above contact information.

Director Attendance at Annual Meetings

The Company does not have a policy regarding attendance of directors at annual meetings of stockholders. All of the Company’s current directors attended the Company’s last annual meeting of stockholders held on June 8, 2022.

Board Nomination Process

The ESG and Nominating Committee identifies director nominees based on recommendations from management, directors, stockholders, and other sources. In identifying and evaluating director nominees, the ESG and Nominating Committee takes into account, among other things, individual director performance (including for incumbent directors, their Board and committee meeting attendance and performance and length of Board service), qualifications, expertise, integrity, independence under NYSE American or other applicable listing standards, depth and diversity of experience (including service as a director or executive with other entities engaged in the Company’s business), willingness to serve actively and collaboratively, leadership and other skills, and the ability to exercise sound judgment. The Board does not currently employ an executive search firm, or pay a fee to any other third party, to identify qualified candidates for director positions.

The Board and ESG and Nominating Committee will consider any director candidates recommended to the Board by stockholders on the same basis as candidates submitted by others. Stockholders who wish to recommend a prospective director nominee for consideration by the Board should notify the Corporate Secretary in writing at the Company’s offices at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002. The Corporate Secretary will forward all such stockholder recommendations on to the Board for its consideration. Any such recommendation should provide whatever supporting material the stockholder considers appropriate but should include at a minimum such background and biographical material as will enable the ESG and Nominating Committee to make an initial determination as to whether the nominee satisfies the Board membership criteria set forth above. No stockholder recommendation of a prospective Tellurian director was received by the Board in 2022.

Audit Committee Report

In connection with the preparation and filing of the audited financial statements of Tellurian, for the fiscal year ended December 31, 2022 (the “audited financial statements”), the Audit Committee performed the following functions:

●	The Audit Committee reviewed and discussed the audited financial statements with senior management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. The review included a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the forward-looking statements.

●	The Audit Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

●	The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit

23

Committee concerning independence, and discussed with Deloitte its independence from the Company and considered the compatibility of the auditors’ non-audit services to the Company, if any, with the auditors’ independence.

Based upon the functions performed, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2023.

Respectfully submitted by the Audit Committee of the Board of Directors,

Don A. Turkleson (Chair)
Jean P. Abiteboul
Jonathan S. Gross

Board and Committee Meetings Held During 2022

As noted in the table below, during 2022, 17 meetings of the Board, nine meetings of the Audit Committee, eight meetings of the Compensation Committee, and five meetings of the ESG and Nominating Committee were held. During 2022, all of the directors then in office attended at least 75% of the total number of meetings of the Board and committees of the Board on which the directors served. The following table also indicates the members of the Board and each committee of the Board.

Name	Board	Committees
		Audit	Compensation	ESG and Nominating

Charif Souki	Executive Chairman
Martin J. Houston	Vice Chairman
Jean P. Abiteboul (1)	Member	Member	Member
James D. Bennett (1)	Former Member	Former Member
Diana Derycz-Kessler	Member		Chair	Member
Dillon J. Ferguson (2)	Member		Member	Chair
Jonathan S. Gross	Member	Member
Claire R. Harvey (1)	Former Member	Former Member		Former Member
Brooke A. Peterson	Member
Don A. Turkleson (2)	Member	Chair	Former Member
Number of meetings in 2022	17	9	8	5

(1)	On January 30, 2023, each of Mr. Bennett and Ms. Harvey resigned as a director of the Company. On that same date, Mr. Abiteboul was appointed to the Audit Committee.

(2)	On March 23, 2023, Mr. Ferguson replaced Mr. Turkleson on the Compensation Committee.

Non-Employee Director Compensation

Our non-employee director compensation program is intended to attract and retain highly qualified individuals to serve on our Board and provide leadership on strategic initiatives that are critical to growing our business and increasing stockholder value. The Compensation Committee, which is responsible for recommending non-employee director compensation to the Board, reviews the competitiveness of our non-employee director compensation program on an annual basis. In connection with its reviews, the Compensation Committee considers peer company director compensation data compiled by Pearl Meyer. Based on the Compensation Committee’s review of non-employee director compensation in June 2022, the Company modified its non-employee director compensation program, effective immediately following the

24

Company’s 2022 annual meeting of stockholders, to (i) increase each non-employee director’s retainer from $200,000 per annum to $275,000 per annum, and (ii) permit each non-employee director to elect to receive his or her retainer in cash (paid quarterly), or in the form of restricted stock awards under the Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan (the “Tellurian 2016 Plan”), or as a combination of both, at each non-employee director’s discretion. If a non-employee director elects to receive restricted stock, the restricted stock vests in substantially equal quarterly installments over a one-year period following the grant date, subject to the director’s continued service. Unvested shares of restricted stock become fully vested upon termination of service due to death or disability, or without cause or upon the occurrence of a “change of control.”

2022 Director Compensation Table

The table below summarizes the compensation paid to each of the directors listed therein. The compensation disclosure for Mr. Souki has been included in the Summary Compensation Table and related tables later in this proxy statement.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total

Martin J. Houston	$137,500	$—	$625,000(3)	$762,500
Jean P. Abiteboul	$—	$261,732	$—	$261,732
James D. Bennett (2)	$—	$261,732	$—	$261,732
Diana Derycz-Kessler	$41,250	$183,209	$—	$224,459
Dillon J. Ferguson	$55,000	$157,039	$—	$212,039
Jonathan S. Gross	$34,375	$196,298	$—	$230,673
Claire R. Harvey (2)	$50,875	$164,890	$—	$215,765
Brooke A. Peterson	$—	$261,732	$—	$261,732
Don A. Turkleson	$—	$261,732	$—	$261,732

(1)	The amounts in this column represent the grant date fair value of (i) 60,307 shares of restricted stock granted to Messrs. Abiteboul, Bennett, Peterson, and Turkleson on June 8, 2022, (ii) 42,214 shares of restricted stock granted to Ms. Derycz-Kessler on June 8, 2022, (iii) 36,184 shares of restricted stock granted to Mr. Ferguson on June 8, 2022, (iv) 45,230 shares of restricted stock granted to Mr. Gross on June 8, 2022, and (v) 37,993 shares of restricted stock granted to Ms. Harvey on June 8, 2022 as compensation for their service on the Board. The grant date fair value is calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 by multiplying the number of shares of restricted stock issued on June 8, 2022 by the $4.34 closing price of Tellurian common stock on that date and results, therefore, in slightly different aggregate compensation amounts for the directors that received a portion of their compensation in the form of restricted stock than the intended aggregate value of each grant as described in the narrative above. The assumptions used in determining the grant date fair values of these awards are set forth in Notes 2 and 14 to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.

The number of shares of unvested restricted stock held as of December 31, 2022 by each non-employee director for fiscal year 2022 is detailed in the following table:

Name	Unvested Shares of Restricted Stock

Martin J. Houston	—
Jean P. Abiteboul	30,154
James D. Bennett (2)	30,154
Diana Derycz-Kessler	21,107
Dillon J. Ferguson	18,092
Jonathan S. Gross	22,615
Claire R. Harvey (2)	18,997

25

Name	Unvested Shares of Restricted Stock

Brooke A. Peterson	30,154
Don A. Turkleson	30,154

(2)	On January 30, 2023, each of Mr. Bennett and Ms. Harvey resigned as a director of the Company.

(3)	In fiscal year 2022, the Company entered into an independent contractor agreement with Mr. Houston. Amounts reflected are for services rendered pursuant to the independent contractor agreement. For more information, please refer to the discussion under “Certain Relationships and Related Party Transactions—Independent Contractor Agreement with Martin Houston.”

26

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

The Audit Committee has appointed and engaged Deloitte to serve as the independent registered public accounting firm to audit Tellurian’s financial statements for the fiscal year ending December 31, 2023, and to perform other appropriate audit-related services. Deloitte began serving as Tellurian’s independent registered public accounting firm on February 13, 2017. Tellurian stockholders are hereby asked to ratify the Audit Committee’s appointment of Deloitte as Tellurian’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Audit Committee is solely responsible for selecting Tellurian’s independent auditors. Although stockholder ratification of the appointment of Deloitte is not required by law or Tellurian’s governing documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the Tellurian stockholders do not ratify the appointment of Deloitte, the Audit Committee will consider whether to engage another independent registered public accounting firm. Even if the appointment of Deloitte is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Tellurian and its stockholders.

Tellurian expects that a representative from Deloitte will be present at the Meeting. Any such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Principal Accountants’ Fees and Services

Deloitte served as the principal accountant for the audit of Tellurian’s consolidated financial statements for the fiscal years ended December 31, 2021 and December 31, 2022 and review of Tellurian’s condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2021 and December 31, 2022. Information about Deloitte’s fees and services in those years is provided below.

Audit Fees

The aggregate fees paid or to be paid to Deloitte for the audit of the consolidated financial statements of Tellurian and the review of the condensed consolidated financial statements included in Tellurian’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2021 and December 31, 2022 were $1,347,993 and $1,585,862, respectively.

Audit-Related Fees

The aggregate fees paid or to be paid to Deloitte in connection with audit-related services provided to Tellurian during the fiscal years ended December 31, 2021 and December 31, 2022 were $580,000 and $615,000, respectively.

Audit-related services related to, among other things, review of registration statements, the provision of comfort letters and attendance at stockholder and Audit Committee meetings.

27

Tax Fees

The aggregate fees paid or to be paid to Deloitte in connection with tax services provided to Tellurian during the fiscal years ended December 31, 2021 and December 31, 2022 were $16,800 and $17,851, respectively. Tax services performed during the fiscal years ended December 31, 2021 and December 31, 2022 related to tax compliance services.

All Other Fees

The aggregate other fees paid or to be paid to Deloitte for any other services rendered to Tellurian during each of the fiscal years ended December 31, 2021 and December 31, 2022 were $0.

Pre-Approval Policies

Under the terms of the Audit Committee Charter, the Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent registered public accounting firm for both audit and permitted non-audit services. When it is proposed that the independent registered public accounting firm provide additional services for which advance approval is required, the Audit Committee may form and/or delegate authority to a subcommittee consisting of one or more members or the Chairman of the Audit Committee, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are to be presented to the Audit Committee at its next scheduled meeting. All of the audit fees, audit-related fees, tax fees, and all other fees paid or to be paid during the fiscal years ended December 31, 2021 and December 31, 2022 were approved by the Audit Committee.

Vote Required for Approval

Approval of Proposal 2 will require the affirmative vote of the holders of a majority of the votes cast on the matter, assuming that a quorum exists.

If you fail to vote or submit a proxy, fail to instruct your broker to vote (and your broker does not exercise its discretion to vote your shares on this matter) or vote to “abstain,” it will have no effect on the outcome of the vote on Proposal 2, assuming that a quorum exists.

Board Recommendation

The Board unanimously recommends that Tellurian stockholders vote “FOR” the proposal to ratify the appointment of Deloitte as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.

28

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis summarizes our executive compensation program for our named executive officers for the 2022 fiscal year.

Named Executive Officers

Our named executive officers (“NEOs”), based on position and compensation for the fiscal year ended December 31, 2022, are the following individuals:

Name	Position

Charif Souki	Executive Chairman
Octávio M.C. Simões	President and Chief Executive Officer (“CEO”)
Daniel A. Belhumeur	General Counsel
Khaled A. Sharafeldin	Chief Accounting Officer (“CAO”) and Interim Chief Financial Officer (1)
L. Kian Granmayeh	Former Chief Financial Officer (1)

(1)	On March 1, 2023, Mr. Granmayeh resigned from his position as Chief Financial Officer, or CFO, of the Company effective March 10, 2023. On March 3, 2023, Khaled Sharafeldin, the Company’s current Chief Accounting Officer, was appointed to the additional office of Interim CFO of the Company.

Our Business

We are a Houston-based global natural gas company that is developing and plans to operate a portfolio of natural gas, LNG marketing, and infrastructure assets that includes an LNG terminal facility (the “Driftwood terminal”), an associated pipeline (the “Driftwood pipeline”), other related pipelines, and upstream natural gas assets (collectively referred to as the “Business”). The Driftwood terminal and the Driftwood pipeline are collectively referred to as the “Driftwood Project.” As of December 31, 2022, our existing natural gas assets consisted of 27,689 net acres and interests in 143 producing wells located in the Haynesville Shale trend of northern Louisiana. Our Business may be developed in phases.

A Formulaic Approach to Incentive Compensation in 2022

For fiscal year 2022, we used pre-established performance goals to determine generally the amount of incentive compensation awarded to our NEOs. The pre-established goals were implemented through a “performance scorecard” under our Incentive Compensation Program, or ICP, and consisted of metrics related to progress on construction activities, stock price appreciation, and net production growth. While we made significant business progress in 2022, including declaring an initial limited notice to proceed on the Driftwood Project and increasing net production in our upstream business, we did not secure a final investment decision by our Board to issue Bechtel an unconditional full notice to proceed with the construction of the Driftwood terminal and our stock price performance lagged, resulting in only 37.2% funding of the potential ICP pool based on the “performance scorecard.” Although many of the companies with whom we compete for talent benefited from unanticipated events and macroeconomic circumstances in 2022, and therefore awarded incentive compensation at or in excess of target for 2022, we did not deviate from the “performance scorecard” and awarded ICP compensation based generally on the below-target formulaic results achieved. Although this approach does not fully acknowledge the contributions of our executive team and makes our 2022 compensation outcomes less favorable to our NEOs when compared to those of our peers, we believe this approach is consistent with corporate governance best practices and the compensation models of our more established peers, and better aligns the compensation of our NEOs with the experiences of our stockholders and their preferences related to executive compensation.

29

Executive Summary of our Executive Compensation Program for Fiscal Year 2022

Program Focus

●	Our executive compensation program is intended to attract, retain and motivate our NEOs and to link our executives’ pay to (i) the achievement of the Company’s current and long-term strategic projects, particularly the successful financing and construction of the Driftwood terminal, the Driftwood pipeline and other related pipelines, (ii) annual operational and commercial achievements, and (iii) increases in our stock price.

Pay Elements

●	For fiscal year 2022, our executive compensation program was composed primarily of (i) annual base salary and (ii) short-term and long-term compensation under our Incentive Compensation Program, or ICP. We also provide industry-leading Company-wide employee benefits.

●	Our NEOs have significant unvested legacy or other incentive awards that in 2022 continued to play an important role in retaining and incentivizing them. Legacy or other incentive awards may consist of (i) performance-based restricted stock, restricted stock unit (“RSU”), and cash incentive awards that vest only if we are able to secure a final investment decision by our Board to proceed with the construction of the Driftwood terminal (“FID”), (ii) time-vested and performance-vested stock options, (iii) performance-based cash incentive awards that are earned in tranches upon meeting certain stock price hurdles and that vest based on continued performance thereafter (“Performance-Based Retention Awards”), and/or (iv) long-term cash incentive awards earned in stages based on the delivery of a notice to proceed with respect to designated construction phases of the Driftwood terminal and generally payable subject to continued employment thereafter (the “Driftwood Incentive Program”). Participation in our legacy or other incentive programs differs substantially among our NEOs. For example, our Executive Chairman and CEO do not participate in the Driftwood Incentive Program.

●	The majority of our NEOs’ 2022 compensation is variable and made up of ICP awards.

Setting Compensation

●	Executive compensation decisions are made by our independent Compensation Committee.

●	When making executive compensation recommendations or decisions, the Compensation Committee reviews materials from its independent compensation consultant (currently Pearl Meyer) and receives input from our Executive Chairman and from our CEO and other members of our senior management team.

●	The Compensation Committee also reviews relevant market compensation data, which includes the compensation paid by a peer group of companies in our industry sectors that we compete against for executive talent.

●	We view compensation cumulatively over the course of multiple years. Accordingly, we may consider outstanding compensation opportunities provided in previous years in making decisions for the current year. For example, as described later in this proxy statement, long-term awards under our ICP in any year are reduced by amounts payable under the Driftwood Incentive Program in that year to avoid paying our executives for the same performance under

30

both the ICP and the Driftwood Incentive Program. The reduction is also intended to place the entirety of our executive team on similar footing with respect to incentives for future company performance, given that only certain of our executives participate in the Driftwood Incentive Program.

Key Compensation Actions in Fiscal Year 2022

●	We provided market-based and merit-based salary increases to our NEOs (other than Mr. Souki). Mr. Souki’s base salary remained unchanged from 2021.

●	We fully implemented the ICP by adopting a performance scorecard for 2022 that uses a formulaic approach to ICP funding based on the achievement of pre-established goals related to progress on construction activities, stock price appreciation, and net production growth. The 2022 performance scorecard was used to determine 2022 compensation outcomes under both the short-term and long-term portion of the ICP.

●	We issued both short-term and long-term awards under the ICP for 2022 to our NEOs generally at 75% of target consistent with our performance on the ICP performance scorecard. In setting ICP awards, we also confirmed the results of the ICP performance scorecard against corporate guidelines and objectives and considered the individual performance of our NEOs. Short-term awards were paid in cash in early 2023. The value ultimately delivered to our NEOs in respect of long-term ICP awards is determined using stock price performance as a performance factor, and the long-term ICP awards vest and are settled in cash ratably in three tranches between 2023 and 2025, generally contingent upon the continued employment of the applicable NEOs through the applicable vesting dates.

●	We issued a performance-vested restricted stock unit award to Mr. Granmayeh in recognition of his contributions to the Company and to further align his equity incentive holdings with the remainder of the executive team and his compensation with stockholder outcomes and the achievement of FID.

●	As part of the changes to our compensation program that we initiated in 2021, in fiscal year 2022 we updated our compensation structure generally for both executives and non-executives to be more reflective of best practices in corporate governance, including:

o	Adoption of stock ownership guidelines applicable to both our NEOs and other key employees and non-employee directors.

o	Adoption of a compensation “clawback” policy pursuant to which cash and non-cash incentive compensation (e.g., cash bonuses, other cash incentives, and equity or equity-based incentives) approved, awarded, or granted on or after the effective date of the policy and received by a current or former executive officer within the 12-month period preceding the date of a material negative restatement of the Company’s financial statements are subject to clawback in the discretion of the Board or the Compensation Committee if such restatement is due to such current or former executive officer’s fraud or intentional misconduct (subject to applicable law and the requirements of the NYSE American).

o	Use of “double trigger” vesting for all outstanding equity incentive awards for our NEOs upon a change in control.

31

●	We adopted both executive and employee severance plans. The severance plans, along with the employment agreements for Messrs. Souki and Simões, establish up front the Company’s obligation in the event of an NEO’s termination without “cause” or, where applicable, resignation for “good reason,” and provide involuntary job loss protection for our NEOs, allowing them to focus on driving performance and shareholder value with certainty that they will be protected in the event of their involuntary termination of employment. Neither the employment agreements nor the severance plans provide for cash severance or other similar payments upon a voluntary termination of the NEO (without “good reason,” where applicable).

●	A portion of Mr. Souki’s performance-vested stock options issued in 2020 vested in 2022 as a result of the Company meeting stock price performance targets and Mr. Souki’s continued employment.

●	Certain Performance-Based Retention Awards issued in a prior fiscal year were forfeited because the Company did not meet stock price performance targets in 2022.

Compensation Best Practices

●	We seek to incorporate and adhere to compensation best practices in our executive compensation program. Please see the chart under the heading “Our Executive Compensation Philosophy and Practices—Our Executive Compensation Practices” for details.

Our Executive Compensation Philosophy and Practices

Objectives and Philosophy

The objectives of our executive compensation program are to attract the top executive talent in our competitive, growing industry and to motivate such individuals to execute on the Company’s business strategy and to remain with the Company long-term.

With those objectives in mind, our executive compensation philosophy is as follows:

●	Our executives’ pay should be linked to the achievement of current and long-term Company strategic projects. Our business strategy is dependent on the successful financing and construction of the Driftwood terminal, the Driftwood pipeline and other related pipelines and the acquisition and development of complementary upstream assets. Accordingly, our NEOs’ compensation is tied in substantial part to the completion of those projects through performance-based and milestone driven incentives. For example, the outstanding restricted stock and RSU awards held by our NEOs and the cash-based FID award issued to Mr. Simões require reaching FID as a prerequisite to any vesting or payout of such awards.

●	Compensation should be market competitive. We compete with our peers and other companies in our industry sectors for executive-level talent. We therefore make compensation decisions after considering market compensation paid by a group of publicly traded peers and other companies in our industry sectors using compensation surveys and relevant industry data. Compensation opportunities are scaled competitively against the market, with the opportunity to earn pay in the upper quartile of market when warranted for exceptional Company performance and individual achievement.

●	Compensation should support the stability of our executive team for the long term. Our business strategy requires a long-term focus, with the completion of the various phases of the

32

Driftwood terminal, the Driftwood pipeline and other related pipelines scheduled to continue into the mid-to-late 2020s, and with the full deployment of our capabilities thereafter expected to take several years. We want executives who are similarly focused on the long term. With the complexity of our business and the extended timelines for completion of our critical projects, the voluntary departure of top executive talent and the related loss of institutional knowledge would be harmful to our business. Therefore, our long-term ICP awards vest in three tranches, with the second and third tranches vesting ratably over two years following the completion of the applicable performance year, and many of our FID restricted stock, FID RSU and cash incentive awards require active employment for up to two years following FID to achieve full vesting or payout. We also maintain the Driftwood Incentive Program to provide for incentives after FID and have designed that program to provide for delayed payouts that are generally contingent upon each executive remaining employed with us for several years following commencement of the various phases of the Driftwood terminal.

●	Compensation should align the interests of our executives with those of our stockholders. Although we expect that achievement of our business strategy will drive stock price performance, we believe that our executive team should think like and be motivated as owners so that their interests are aligned with those of our stockholders. We have therefore structured certain long-term compensation so that a portion consists of restricted shares and/or RSUs of Tellurian stock (which vest upon FID or other milestones), and another portion consists of stock options that have value to the executive only if our stock price increases. We have also used stock price performance as part of the ICP performance scorecard and have delivered long-term ICP awards that ultimately deliver value based on our stock price performance.

●	Our compensation programs should evolve to account for the maturation of the Company. At our inception following the Merger in 2017, we were akin to a start-up; we had no appreciable revenues or operations and were beginning the development of a low-cost, global natural gas business through development of the Driftwood Project. Traditional public company compensation approaches were less appealing and difficult to implement given the difficulty in establishing performance metrics, and we therefore focused our compensation structure on completion of critical projects and business milestones, such as through FID restricted stock awards and the adoption of the Driftwood Incentive Program. Our operational results were also highly variable, effectively requiring us to maintain a discretionary annual bonus program. Over time, we have made progress toward our business goals and have matured as a company, and we believe that our compensation programs should similarly reflect that progress and maturation. We therefore adopted and have now fully implemented the ICP and have generally used a formulaic approach to incentive compensation for 2022, which brings our approach to short-term and long-term compensation closer in line with our more established peers and provides a competitive framework for us to compensate executives if the critical projects and business milestones that trigger vesting or payout of awards are achieved. We have also expanded our executive compensation best practices by adding stock ownership guidelines and adopting a clawback policy, bringing our compensation governance practices more in line with our peers and the expectations of the market for more established public companies.

Compensation Mix

Our compensation philosophy is reflected in the proportion of our NEOs’ compensation that is variable as compared to the overall compensation package awarded to our NEOs. The charts below show the targeted fixed and variable components applicable to our NEOs for 2022 as a percentage of their target total direct compensation, as well as the fixed and variable components to the named executive officers of

33

our peers and other companies in our industry sectors as a percentage of their target total direct compensation for 2022, based on data provided by Pearl Meyer. These charts are not a substitute for the Summary Compensation Table, which includes amounts in addition to target total direct compensation. For 2022, Mr. Souki’s target compensation was approximately 89% variable and linked to Company performance, more than the approximately 87% for executive chairmen of our peers and other companies in our industry sectors. Mr. Simões’s target compensation was approximately 84% variable and linked to Company performance, as compared to approximately 86% for chief executive officers of our peers and other companies in our industry sectors. For Messrs. Granmayeh, Belhumeur and Sharafeldin, approximately 80%, 80% and 75%, respectively, of their target compensation was variable and linked to Company performance, in each case more than the approximately 76%, 78% and 56% of target total compensation that was variable and linked to company performance for chief financial officers, general counsels and chief accounting officers, respectively, among our peers and other companies in our industry sectors.

*	For purposes of determining total compensation opportunities, the short-term incentive and long-term incentive compensation were based on the ICP target values and comparable target market values as reviewed by Pearl Meyer.

34

Our Executive Chairman; Role and Compensation

Our Chairman of the Board, Mr. Souki, is an active member of our senior executive team, having taken on incrementally more duties over time, starting at the inception of the COVID-19 pandemic in March 2020, continuing with his appointment as Executive Chairman in June 2020, and culminating in a larger day-to-day role as Executive Chairman following the separation of our previous CEO and the appointment of Mr. Simões as our new CEO in late November 2020. Since that time, Messrs. Souki and Simões have developed complementary workstreams that are each crucial to the success of the Company and our ability to implement our strategic plan going forward. Mr. Souki is a pioneer of the LNG export industry in the United States, having developed the first LNG export terminal facility in the lower 48 states with Cheniere, a company he co-founded and served as CEO of prior to co-founding our Company. Based on that experience, Mr. Souki has extensive knowledge of and experience in the LNG industry, unparalleled relationships within the LNG industry, within government, and with potential banking, finance, investment and business partners, and the ability to leverage those relationships to drive strategic direction and financing results. He therefore oversees our activities with respect to financing and development of the Driftwood Project. Mr. Simões served as chief executive officer of Sempra LNG & Midstream for over seven years from January 2012 to March 2019 prior to joining our Company, and he has extensive experience developing, building and operating LNG terminals, liquefaction facilities, natural gas pipelines and storage facilities. With this focus, Mr. Simões leads the organization and has been instrumental in securing commercial agreements, including the SPAs for Phase 1 of the Driftwood terminal, developing future growth plans, and building out the organization and streamlining operations and upstream activities, and he is key to our ability to execute on the construction of the Driftwood Project and to deliver on our obligations under our commercial contracts. We view this complementary executive dynamic positively. Bringing an LNG export terminal facility online is a challenging task—there are currently fewer than ten such facilities online in the continental United States—and the talents of both Messrs. Souki and Simões are necessary to advance the Driftwood Project to FID and beyond.

Given the unique and irreplaceable nature of the services provided by Mr. Souki, we determined that it was in the best interests of the Company to include him fully in our executive compensation program so that he is appropriately incentivized in the same manner as the other members of the executive team. We therefore entered into an employment agreement with him in October 2021 at the same time as we entered into the employment agreement with Mr. Simões, and Mr. Souki is included as a full participant in our executive compensation program with base salary and incentive opportunities consistent with his position and role. In setting Mr. Souki’s compensation, the Compensation Committee considered market data provided by Pearl Meyer with respect to executive chairman compensation, Mr. Souki’s track record and reputation and relationships in the LNG industry, and Mr. Souki’s unique ability to drive the Company’s commercial performance.

Our Executive Compensation Practices

Our executive compensation program reflects a number of best pay practices, including the following:

What Tellurian does		What Tellurian does not do

●	Pay-for-performance compensation structure (a significant portion of NEO pay is variable and tied to individual performance and the achievement of major corporate milestones or stock price performance).	●	No gross-ups for excise taxes or interest that may be imposed under the Code.
●	Annual review of market compensation in setting executive compensation.	●	No guaranteed bonuses.

35

What Tellurian does		What Tellurian does not do

●	Prohibit hedging transactions involving company stock.	●	No automatic base salary increases.
●	Robust stock ownership guidelines.	●	No defined benefit retirement plan or supplemental executive retirement plan.
●	Retain services of an independent compensation consultant.	●	No repricing, cancellation or exchange of option awards.
●	Double trigger vesting of equity incentive awards upon a change in control.
●	Compensation clawback policy in effect for future compensation.

Components of Pay and 2022 Compensation Decisions

Components of Tellurian’s Executive Compensation Program

Our executive compensation program generally consists of the following current pay elements, as well as the following legacy or other incentive awards, most of which were granted in prior years:

Compensation Element	Compensation Type	Form of Compensation	Purpose

Current Pay Elements
Base salary	Fixed	● Cash	● Provide competitive cash compensation based on position and experience
Incentive Compensation Program Awards	Variable

●      Short-term portion of the ICP consists of annual awards paid based on Company performance

●      Long-term portion of the ICP consists of annual grants, the amount of which is based on performance during the year, and which vest over time based on continued service and deliver value in cash based on our stock price performance

●      Motivate and reward the achievement of annual corporate goals and strategic milestones over the short term

●      Use of awards that pay out based on our stock price performance aligns the long-term interests of employees and stockholders by tying rewards to stock performance

●      Extended vesting of long-term portion of ICP provides strong retention incentive

Employee benefits	Fixed	● Health and welfare plans ● Tax-qualified defined contribution retirement plan

●      Provide industry-leading employee benefits necessary to attract and retain talent

●      Allow executives and other employees to defer compensation on a tax-advantaged basis through our 401(k) plan with the potential for Company match

36

Compensation Element	Compensation Type	Form of Compensation	Purpose

Legacy Awards
Legacy incentive awards	Variable

●      Performance-based restricted shares and/or RSUs

●      Stock options

●      Performance-vested retention awards

●      Performance-based FID cash awards

●      Performance-based cash awards under the Driftwood Incentive Program

●      Motivate and reward accomplishment of company milestones and creation of long-term stockholder value

●      Align the long-term interests of employees and stockholders

●      Encourage the retention of our NEOs and the stability of our executive team

Base Salary

Consistent with our executive compensation philosophy, base salaries for the NEOs are targeted at the 50th percentile of market. The Compensation Committee reviews our NEOs’ base salaries annually.

In 2022, the salary of our Executive Chairman remained flat, but we granted both market-based and merit-based salary increases to the remainder of our executive team as part of a holistic review of compensation, with the goal of bringing total pay levels in line with market. In addition to market-based and merit-based salary increases, certain additional adjustments were also made for our CEO to recognize expenses incurred working from multiple locations.

In 2022, our NEOs’ base salaries were as follows:

Name	Prior Base Salary	2022 Base Salary

Charif Souki	$1,200,000	$1,200,000
Octávio M.C. Simões (1)	$725,000	$1,000,000
Daniel A. Belhumeur	$460,000	$500,000
Khaled A. Sharafeldin	$412,000	$440,000
L. Kian Granmayeh (2)	$460,000	$500,000

(1)	A relatively modest portion of the base salary increase for Mr. Simões was market-based, while the remaining portion of the base salary increase was designed to recognize additional expenses incurred by Mr. Simões resulting from him working from multiple locations.

(2)	Mr. Granmayeh resigned from his position as Chief Financial Officer of the Company effective March 10, 2023.

Incentive Compensation Program

In 2021, we adopted the Incentive Compensation Program, which we refer to as the ICP. The ICP is a performance-based incentive program that is composed of both short-term and long-term compensation. Both forms of compensation are based on a 12-month performance period, which is the calendar year. We believe a 12-month performance period for long-term compensation under the ICP is appropriate at this time in the Company’s business cycle, as we do not yet have operations to support a multi-year performance period. Target and maximum amounts are generally determined for both short-term and long-term compensation each year, denominated as a percentage or multiple of each participant’s base salary. The

37

actual amount of any short-term or long-term compensation is determined early in the following year based on the Company’s performance over the previous calendar performance year. To create an incentive program that rewards future performance as similarly as possible for all members of our executive team, and to provide for the ICP as the primary long-term incentive vehicle going forward, the value of any long-term compensation otherwise awarded to an executive under the ICP in any year is reduced by any cash payments received or to be received (if any) by the executive under the Driftwood Incentive Program in the calendar year in which the long-term award is made.

Short-term compensation is generally payable in cash no later than March 15th of the calendar year following the calendar year to which the short-term compensation relates. Long-term awards for a year are also made no later than March 15th of the following calendar year to which they relate and are payable in three annual installments, with the first installments to be paid on or shortly following the determination of the amount of the long-term award with the remaining installments paid annually in the following two years. It is the intention of the Company to award the amount of long-term compensation earned in the form of shares or share equivalents; for 2022, such long-term awards are issued in the form of cash-settled long-term incentives that deliver value based on our stock price performance, the primary characteristics of which are set forth in the following chart.

Long-Term Incentives Under the ICP

Description	A combination of a fixed cash award and a variable amount in cash based on our stock price performance.
Why it is consistent with our compensation philosophy	Creates alignment with our stockholders and links pay to achievement of corporate performance.
Vesting terms	Vests in three equal annual installments, with the first tranche vesting on the date of grant, and the remaining installments vesting on the first two anniversaries of the date of grant, subject to continued employment through each vesting date.
Settlement	Within 30 days following an applicable vesting date, the long-term incentives under the ICP are paid out in cash in an amount equal to the product of (i) the number of “tracking units” under the applicable award agreement that have vested, multiplied by (ii) the then-current fair market value per share of our common stock.
Termination of services; change of control	Treatment of the awards in connection with a termination of services and upon a “change of control” is described under the heading “Payments upon Termination or Change of Control” below.

2022 ICP Short-term and Long-term Targets

For 2022, target and maximum amounts were generally set by the Compensation Committee for both short-term and long-term compensation under the ICP based on market data and after taking into account the expected role of the NEO.

The target and maximum ICP short-term and long-term compensation for the NEOs for 2022 were as follows:

NEO	Target Short-term Compensation (As a Percentage of Base Salary)	Maximum Short- term Compensation (As a Percentage of Base Salary)	Target Long-term Compensation (As a Percentage of Base Salary)	Maximum Long- term Compensation (As a Percentage of Base Salary)

Charif Souki	150%	300%	(1)	(1)

38

NEO	Target Short-term Compensation (As a Percentage of Base Salary)	Maximum Short- term Compensation (As a Percentage of Base Salary)	Target Long-term Compensation (As a Percentage of Base Salary)	Maximum Long- term Compensation (As a Percentage of Base Salary)

Octávio M.C. Simões	125%	218.75%	(1)	(1)
Daniel A. Belhumeur	100%	175%	300%	600%
Khaled A. Sharafeldin	100%	160%	200%	400%
L. Kian Granmayeh	100%	175%	300%	600%

(1)	Although we did not formally establish target and maximum long-term amounts for our Executive Chairman and our CEO, the Compensation Committee nonetheless considered competitive market data for annual long-term award opportunities for similarly situated executives in peer companies when making 2022 ICP decisions with respect to our Executive Chairman and CEO.

ICP Performance Scorecard

For 2022, we adopted a performance scorecard that ties 2022 ICP compensation outcomes to pre-established goals relating to construction activities, stock price appreciation, and net production growth. For the ICP to be funded in 2022, the Company was required to issue either a full or limited “notice to proceed” under the current EPC agreement with Bechtel, in which case the ICP pool would be funded at either 50% of target (for a limited notice to proceed) or 100% of target (for a full notice to proceed). Once the pool is funded, achievement of stock price and upstream production milestones serve to increase the size of the pool.

2022 Performance Highlights

The following table reflects our achievements in 2022 related to the ICP performance scorecard:

Performance Achievements

Driftwood Assets	● Issued a limited notice to proceed authorizing $175,000,000 of capital expenditures for Phase 1 of the Driftwood Project, and commenced construction in April 2022
Upstream

●      Significant increase in upstream activities, including production that exceeded the ICP performance scorecard’s maximum metric, as well as the following:

o      Achieved record levels of production, reserves, acreage, cash flow and development

o      Put in production 13 operated Haynesville wells and participated in four non-operated Haynesville wells that were put in production

o      Natural gas production volumes increased approximately 231% over 2021

o      Proved developed reserves grew approximately 195% over 2021

●      Managed physical sales to market during constrained conditions and without firm offtake arrangements

2022 ICP Performance Scorecard Results

The Company’s achievements in 2022 measured against the ICP scorecard resulted in funding of the total ICP pool at 75% of target (37.2% of potential), as follows:

Performance Scorecard Results

Goal	Result	Funding Achieved
Notice to proceed	LNTP-1 issued	50% of target
Stock price appreciation	Goal not achieved	None
Upstream production	Production exceeded maximum metric	25% of target
Total		75% of target (37.2% of potential)

39

2022 ICP Payouts

Based on the performance of the Company in 2022 against the ICP performance scorecard, and after considering the individual performance of our NEOs, the Compensation Committee awarded the following 2022 ICP short-term and long-term payouts to our NEOs:

NEO	2022 ICP Short-term Payout (% of Target)	2022 ICP Short-term Payout ($)	2022 ICP Long- term Payout (% of Target)	2022 ICP Long-term Payout ($)	Tracking Units Awarded (1)

Charif Souki	75%	$1,350,000	(2)	$5,625,000	2,678,571
Octávio M.C. Simões	75%	$937,500	(2)	$3,000,000	1,428,571
Daniel A. Belhumeur	75%	$375,000	75%	$1,125,000	535,714
Khaled A. Sharafeldin	75%	$330,000	75%	$660,000	314,285
L. Kian Granmayeh (3)	61.5%	$307,500	61.5%	$922,500	439,285

(1)	The number of tracking units awarded was determined by dividing the “2022 ICP Long-term Payout ($)” by $2.10, which was the average closing price of our common stock during December 2022. The tracking units were awarded on February 24, 2023. The 2022 ICP long-term payout values in this table are different than the 2022 ICP long-term award amounts set forth in the Summary Compensation Table because the values in the Summary Compensation Table are based on the number of tracking units awarded multiplied by the $1.63 closing price of our common stock on the trading day immediately preceding the date the tracking units were awarded.

(2)	The 2022 ICP long-term payout amounts for Messrs. Souki and Simões were below the market median based on the results of the ICP performance scorecard.

(3)	The Compensation Committee used its discretion to reduce Mr. Granmayeh’s ICP payout from 75% of target down to 61.5% of target to reflect lower than anticipated Company financing activity in 2022.

Legacy Awards

We have in the past granted various types of long-term incentive compensation set forth in the chart below. Although it is our intent to use the ICP for long-term incentive compensation going forward, we will from time to time grant additional legacy-type awards to our NEOs, and such legacy incentives (whether granted currently or granted in prior years) are nonetheless a vital part of our incentive structure given the substantial amounts that may be earned under such incentives contingent upon future performance and continued employment.

Description of Legacy Incentives

	FID Awards	Driftwood Incentive Program Awards	Performance-Based Retention Awards	Stock Options

Description	A grant of shares of restricted stock or RSUs, the vesting of which is contingent upon FID. Mr. Simões received an FID cash award as part of his onboarding	A cash award under the Driftwood Incentive Program designed to reward employees, including certain of our NEOs, for commencement of work on each of the four phases of the Driftwood terminal	A dollar-denominated award that is earned in four equal tranches based on the Company’s achievement of 10-day average closing stock price targets prior to March 31, 2022. Each tranche has its own	An award of non-qualified stock options designed to allow the recipients to participate in the upside of the Company.

40

	FID Awards	Driftwood Incentive Program Awards	Performance-Based Retention Awards	Stock Options

	package. The FID cash award is a dollar denominated award, the vesting of which is contingent upon FID.	(each, a “Phase”). Each award provides a fixed dollar amount for each Phase. After satisfaction of the relevant milestone, the amount is paid over time, contingent upon continued employment, creating a meaningful long-term retention incentive.	separate 10-day average closing stock price target. Once the stock price target for a tranche is achieved, the bonus amount attributable to that tranche (i.e., one-fourth of the total award) vests, subject to continued employment through each vesting date.
Why it is consistent with our compensation philosophy	Creates alignment with stockholders and links pay to achievement of a significant corporate project.	Links pay to achievement of a significant corporate project and encourages long-term retention of executives.	Creates alignment with our stockholders and promotes the stability of our executive team.	Creates alignment with our stockholders and encourages long-term retention of executives.
When issued	Upon initial employment or promotion, although additional awards have been made upon the achievement of strategic milestones or other events.	April 2018	August 2020	Time-vested options were issued in October 2017. Executive Chairman performance-vested options were issued in December 2020.
Vesting terms	Older awards vest in full upon FID. All awards for Mr. Simões vest in equal one-third increments upon FID and the two anniversaries thereof.	Vests in increments, with 25% of the award allocable to any Phase vesting on each of the first four anniversaries of the date on which a notice to proceed or similar action or authorization is issued and delivered by Driftwood LNG LLC under an EPC agreement with Bechtel to commence work on the applicable Phase of the Driftwood terminal (each, an “NTP Date”).	Once the stock price target for a tranche is achieved, the bonus amount attributable to that tranche (i.e., one-fourth of the total award) vests in 12 substantially equal monthly installments beginning on the later of (i) the first month following achievement of the stock price target or (ii) June 7, 2021, subject to continued employment through each vesting date.	Time-vested options are now fully vested. Performance-vested options granted to our Executive Chairman vest upon meeting certain stock price performance hurdles and continuous employment conditions.
Settlement	Upon vesting, shares of FID restricted stock are no longer subject to forfeiture or transfer restrictions. Mr. Simões’s FID cash award may be settled in cash or stock.	Upon vesting, payable in cash within 30 days of the applicable vesting date.	Generally paid in cash within 30 days of the applicable vesting date, although the Company may choose to settle some or all the award with stock issued under its stockholder-approved equity incentive plan.	Exercisable into shares of common stock.
Termination of services; change of control	Treatment of the awards in connection with a termination of services and upon a “change of control” is	Treatment of the awards in connection with a termination of services and upon a “change of control” is described	Treatment of the awards in connection with a termination of services and upon a “change of control” is described under the heading	Treatment of the awards in connection with a termination of services and upon a “change of control” is

41

	FID Awards	Driftwood Incentive Program Awards	Performance-Based Retention Awards	Stock Options

	described under the heading “Payments upon Termination or Change of Control.”	under the heading “Payments upon Termination or Change of Control.”	“Payments upon Termination or Change of Control.”	described under the heading “Payments upon Termination or Change of Control.”
Other terms	Dividends, if any, on FID restricted stock would be accrued and paid solely when and if the related restricted stock vests. To date, no dividends have been accrued.	Each award expires on the 10-year anniversary of the grant date (the “Expiration Date”). If the NTP Date for any Phase does not occur by the Expiration Date, entitlement to the award allocated to such Phase will be forfeited without any right to compensation.		All unexercised options expire upon the tenth anniversary of the grant date.

2022 Actions with Respect to Legacy and Other Incentives

Grant of FID RSU Award to Mr. Granmayeh

In January 2022, we granted an FID RSU award to Mr. Granmayeh covering 174,942 shares of our common stock, subject to the same terms and conditions as the FID RSU award he received previously. The 2022 FID RSU award vests in equal one-third tranches, with the first tranche vesting upon FID, and the remaining tranches vesting on the first and second anniversaries of FID. The 2022 FID RSU grant to Mr. Granmayeh was designed primarily to provide alignment with other executives of the Company in terms of equity incentive holdings and to bring his total FID RSUs to an amount covering 600,000 shares.

Legacy Awards with Stock Price Performance Targets Achieved in 2022

On December 15, 2020, Mr. Souki was awarded a stock option grant covering 10,000,000 shares of Tellurian common stock. The stock option is divided into three equal one-third tranches having tiered exercise prices of $3.50, $4.50, and $5.50 per share, respectively, for each tranche, as compared to the $1.27 closing price of our common stock on the date of grant. Each tranche will become exercisable, if at all, on the first date on which (i) Tellurian common stock has closed at a price equal to or in excess of the applicable exercise price for such tranche for 10 consecutive trading days and (ii) Mr. Souki has satisfied the continuous service requirement for that particular tranche (the service requirement is one year, two year, and three years, respectively, of employment or other service for the $3.50, $4.50, and $5.50 tranches, respectively). The stock price target for the $3.50 tranche was achieved in 2021, and the $3.50 tranche vested and became exercisable on December 15, 2021, based on Mr. Souki’s continued employment through such date. The stock price targets for the $4.50 and $5.50 tranches were achieved in April 2022, with the $4.50 tranche becoming vested and exercisable on December 15, 2022 and the $5.50 tranche eligible to vest and become exercisable on December 15, 2023. All of the vested and exercisable options are currently “out-of-the-money,” meaning that such options have no current inherent value.

42

Legacy Awards Forfeited in 2022

The remaining tranche of the Performance-Based Retention Awards granted in 2020 was forfeited in 2022 because the Company did not achieve the requisite stock price target of $5.25 per share applicable to such awards prior to March 31, 2022.

Outstanding Legacy and Other Incentive Awards

A full listing of the FID restricted stock and stock options held by our NEOs is set forth in the section below entitled “Outstanding Equity Awards at December 31, 2022.” In addition, certain of our executives are entitled to earn the following cash incentive awards under the Driftwood Incentive Program in respect of each Phase of the Driftwood terminal:

NEO	Phase 1	Phase 2	Phase 3	Phase 4	Total Driftwood Incentive Program Award (1)

Daniel A. Belhumeur	$6,000,000	$3,000,000	$3,000,000	$3,000,000	$15,000,000
Khaled A. Sharafeldin	$1,800,000	$900,000	$900,000	$900,000	$4,500,000

(1)	Driftwood Incentive Program awards payable in any year will offset long-term awards under the ICP made for such year.

Messrs. Souki, Simões and Granmayeh, who were not employees of Tellurian when the cash incentive awards in the table above were granted, did not participate in the Driftwood Incentive Program.

Benefits

Retirement and Other Benefits

Our NEOs are eligible to participate in Tellurian’s defined contribution 401(k) plan, the Tellurian Services LLC 401(k) Retirement Plan (the “401(k) Plan”), on the same basis as all other employees. Tellurian matches 100% of the first 6% of a participant’s compensation that is contributed by an eligible participant to the 401(k) Plan, subject to the applicable limits imposed by the Code. In addition to the 401(k) Plan, our NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and supplemental life and accidental death and dismemberment insurance, in each case on the same basis as other employees (and subject to the terms of such plans and applicable law). NEOs are also eligible for vacation and other paid holidays that are generally available to Tellurian’s employees. We do not offer a defined benefit pension plan or a nonqualified deferred compensation plan or supplemental retirement plan to any of our employees or NEOs.

Employment, Severance and Change of Control Arrangements

On October 1, 2021, we entered into new employment agreements with Messrs. Souki and Simões that set forth their base compensation and provide for the annual and long-term targets that we have implemented through the ICP, as generally described above for 2022. In addition, the employment agreements contain restrictive covenants for the benefit of the Company (including perpetual confidentiality and intellectual property covenants, and a non-compete and non-solicit of employees and other business relations that each apply during employment and for 12 months thereafter) and provide for the payment of cash severance and certain other benefits in the event Mr. Souki or Mr. Simões is terminated without “cause” or resigns for “good reason.” Mr. Simões’s employment agreement also amends his FID restricted

43

stock and FID cash awards to allow him to continue to vest in his awards post-termination if he remains employed through June 5, 2024.

We have also adopted executive and employee severance plans for the benefit of our other NEOs and certain additional members of our management team. The severance plans provide for the payment of cash severance and certain other benefits in the event a participant is terminated without cause. Participants in the severance plans are also subject to certain restrictive covenants for the benefit of the Company.

See “Payments upon Termination or Change of Control—Summary of Severance Arrangements for NEOs” below for details on the severance benefits provided under the employment agreements and severance plans. The employment agreements and severance plans are designed to (i) establish up front the liability of the Company in the event of an involuntary termination of an NEO, (ii) ensure the continued dedication and focus of our NEOs in the face of an actual or threatened change in control, (iii) provide an additional market-competitive compensation program that will attract and retain NEOs and other key individuals on whom our success depends, and (iv) secure certain restrictive covenants from individuals who could otherwise harm our business should they unreasonably compete with us following termination of employment.

Our NEOs are also eligible for accelerated and/or continued vesting of their long-term and retention incentive awards upon the occurrence of a change of control of Tellurian and/or certain termination events, also as explained in greater detail under the heading “Payments upon Termination or Change of Control.”

Administration of Executive Compensation Program and Methodology

The Role of the Compensation Committee

Our Compensation Committee sets our compensation philosophy and objectives and designs our executive compensation program to support our strategic business objectives. The Compensation Committee is composed entirely of independent directors who are appointed by the Board and meets at least annually with the Executive Chairman, the CEO, and any other corporate officers that the Compensation Committee deems appropriate. The Compensation Committee meets in executive session on an as-needed basis.

The Compensation Committee is responsible for the following:

●	making decisions regarding the compensation of the CEO and all other executive officers of Tellurian;

●	making decisions regarding the corporate goals and objectives relevant to the compensation of the CEO and other executive officers, including annual and long-term performance goals and objectives;

●	considering information and reports with respect to whether our compensation programs encourage unnecessary or excessive risk, and reporting concerns to the Board;

●	reviewing and making recommendations to the Board regarding the equity and other incentive compensation plans, policies and programs for the benefit of Tellurian’s directors, executive officers, officers, employees and consultants and, where necessary, recommending that the Board adopt the same;

44

●	overseeing and administering equity and other incentive compensation plans, policies and programs in accordance with their terms;

●	reviewing the form and amount of non-employee director compensation at least annually and making recommendations with respect thereto to the Board for its approval;

●	assessing the performance criteria and compensation levels of key executives; and

●	reviewing, on a quarterly basis, progress towards the achievement of corporate performance goals and other considerations relevant to the determination of our NEOs’ compensation and approving such compensation.

The Role of Management

The Compensation Committee, along with each of the independent directors, is authorized by the Board to obtain information from and work directly with any employee in fulfilling its responsibilities. The Compensation Committee receives from both the Executive Chairman and the CEO compensation recommendations and evaluations of the executive group (including with respect to the annual short-term ICP pool size and individual short-term ICP awards, if any), excluding the Executive Chairman and the CEO. The Executive Chairman and the CEO meet with the Compensation Committee regularly as part of the Compensation Committee’s discussion and review of the performance criteria and compensation levels of key executives other than the Executive Chairman and the CEO. However, the Executive Chairman and the CEO are not, and may not be, present during any voting or deliberations on their compensation.

Management also plays a role in Tellurian’s ICP. Management will review the achievement of corporate goals to date and make a recommendation to the Compensation Committee regarding the size of annual ICP short-term and long-term awards to employees outside of the executive group, as well as individual award amounts to such employees. The Compensation Committee takes management’s recommendation into account but ultimately has the sole discretion to determine the amount and form of all ICP awards.

Our Chief Human Resources Officer prepares materials for the Executive Chairman and CEO and the Compensation Committee for the exercise of their distinct, but interrelated, compensation responsibilities.

The Role of the Independent Compensation Consultant

The Compensation Committee has retained Pearl Meyer as its independent compensation consultant. In 2022, Pearl Meyer provided the Compensation Committee with advice and information regarding current executive compensation practices, including market trends and reviews, and benchmarking of our executive compensation compared to the market. Pearl Meyer also provided input into the design of the ICP. The Compensation Committee utilizes the benchmarking data and other advice provided by Pearl Meyer in determining compensation. Representatives of Pearl Meyer are invited to Compensation Committee meetings to present their benchmarking data and to assist the Compensation Committee with its executive compensation decisions, including decisions regarding the design and implementation of the ICP. Pearl Meyer also conducts an annual assessment of issues that may or could be associated with or indicative of excessive compensation-related risk-taking and summarizes its findings for the Compensation Committee’s review. In its compensation-related risk assessments in each of 2017, 2018, 2019, 2020, 2021, and 2022, Pearl Meyer identified no programs or practices that indicated the presence of a material compensation-related risk.

45

Review of Executive Officer Compensation

Our review of executive officer compensation encompasses the structure of our executive compensation program, the targeted amount of compensation for each executive, and the determination of the actual amounts earned or payable under our executive compensation program. The Compensation Committee considers multiple sources of internal and external data to reach final determinations, including the recommendations of our Executive Chairman and CEO. In making its determinations, the Compensation Committee may consider factors such as executive compensation programs in effect at our peer group companies, our business goals, objectives, and challenges, comparative compensation benchmarking data provided by Pearl Meyer, the nature of a particular officer’s duties and responsibilities as compared to the corresponding position used in the benchmarking data, the experience and value the executive brings to the role and the executive’s opportunities outside of the Company, the executive’s performance results, the success demonstrated by both the Company and the executive in meeting strategic and other business objectives, the relationship of compensation earned compared to Company performance, previous compensation awarded to the executive that remains outstanding, and the impact on the internal equity of our pay structure within the Company.

The Compensation Committee’s review of executive compensation is performed throughout the year on an as-needed basis. The Compensation Committee ordinarily reviews individualized, position-specific compensation benchmarking studies provided by Pearl Meyer each year. In the first quarter of each year, the Compensation Committee generally sets base salaries for the upcoming fiscal year along with target incentives under the ICP and the ICP performance scorecard for that year. The Compensation Committee, together with the Executive Chairman and CEO, are expected to review the year-to-date progress on the performance scorecard each quarter. Following completion of the year, the Compensation Committee will review the ICP payouts for the NEOs recommended by the Executive Chairman and CEO and will approve ICP payouts in the first quarter of the next year. The Compensation Committee may make other long-term and retention incentive awards from time to time as and when determined necessary or appropriate.

Compensation Peer Group

As noted above, we use peer group companies, along with other companies in our industry sectors, to benchmark our compensation. Our peer group consists of publicly traded companies in (i) the oil and gas storage and transportation sector, (ii) the oil and gas exploration and production sector and (iii) the utilities sector. We have selected companies in each of these sectors as part of our peer group because our business model makes it such that we perform functions performed by or related to companies in each of those sectors. In constructing the peer group, we also considered peers of peers, peers identified from analyst reports or by research done by Pearl Meyer, and other peers identified by management as competitors for business or talent, and we took into account financial size, industry focus, workforce, business operations, and geographic footprint in determining whether to include companies in the peer group.

With the assistance of Pearl Meyer, our Compensation Committee reviews the composition of the peer group annually so that the included companies remain relevant for comparative purposes. The Compensation Committee, with the assistance of Pearl Meyer, reviewed the peer group in the second half of 2022 and determined that no changes to the composition of the peer group were necessary. Maintaining the size of the peer group provides continuing depth to the Compensation Committee’s analysis and protection against possible changes to our peer group from consolidations, bankruptcies, or similar events. The peer group will be used for purposes of determining compensation for 2023.

46

Tellurian’s peer groups for purposes of determining compensation for 2022 and 2023 are listed below:

Sector	Peer	2022	2023

Oil and Gas Storage and Transportation Companies	Cheniere Energy, Inc.	✓	✓
	EnLink Midstream, LLC	✓	✓
	Enterprise Products Partners L.P.	✓	✓
	Kinder Morgan, Inc.	✓	✓
	NextDecade Corporation	✓	✓
	NuStar Energy L.P.	✓	✓
	ONEOK, Inc.	✓	✓
	Targa Resources Corp.	✓	✓
	The Williams Companies, Inc.	✓	✓
Oil and Gas Exploration and Production Companies	APA Corporation	✓	✓
	Comstock Resources, Inc.	✓	✓
	Continental Resources, Inc. (1)	✓	✓
	Devon Energy Corporation	✓	✓
	EQT Corporation	✓	✓
	Range Resources Corporation	✓	✓
	Southwestern Energy Company	✓	✓
Utilities	The AES Corporation	✓	✓
	Dominion Energy, Inc.	✓	✓
	PPL Corporation	✓	✓
	Sempra Energy	✓	✓
	Total	20	20

(1)	Continental Resources, Inc. ceased to be a publicly traded company as of October 2022. It was nonetheless included in both peer groups given the compensation data that was available for the period prior to October 2022.

Stockholder Advisory Say-on-Pay

At our annual meeting of stockholders held on September 20, 2017, our stockholders approved, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our NEOs, with over 96% of votes cast “for” such votes to be held every three years. After considering the advisory vote of the stockholders, the Board determined to provide for the advisory “say-on-pay” stockholder vote on a triennial basis. At our annual meeting of stockholders held on June 10, 2020, our stockholders approved, on a non-binding advisory basis, the compensation of our NEOs, with approximately 97% of the votes cast “for” approval. As an advisory vote, the results are not binding upon us. However, the Compensation Committee values the opinions expressed by stockholders and may consider the outcome of advisory say-on-pay votes when making future compensation decisions for our NEOs. We will hold a non-binding advisory vote regarding the compensation of our NEOs and the frequency of future “say-on-pay” stockholder votes at the Meeting, in accordance with SEC rules.

Other Policies and Considerations

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the interests of our officers and non-employee directors with the interests of our stockholders and to foster sound corporate

47

governance. Each officer and non-employee director is required to own shares of our common stock with a value equal to a minimum dollar amount, as follows:

Leadership Position	Value of Shares

Executive Chairman and CEO	5.0x annual base salary
NEOs (other than CEO or Executive Chairman) and Executive Vice Presidents	3.0x annual base salary
Non-Employee Members of the Board	3.0x annual Board retainer

All of our current NEOs were required to achieve the applicable level of ownership upon adoption of the guidelines, and any new officers will be required to achieve the applicable level of ownership within five years of their start date. All of our non-employee directors are required to achieve the applicable level of ownership within five years of joining the Board. Shares that count towards satisfaction of the guidelines include (i) shares owned outright by the officer or non-employee director, (ii) shares owned indirectly (e.g., by a spouse, trust, or controlled entity) and (iii) unvested restricted stock or RSUs. Unexercised stock options and long-term incentives under the ICP do not count towards satisfaction of the guidelines. Compliance with the guidelines is generally monitored once each year, as of June 30th. The value of a share will be measured annually on January 1 of each year and will be equal to the average closing price for December of the preceding year. Executive officers and non-employee directors who are subject to our stock ownership guidelines are required to hold 100% of the after-tax shares vested or acquired under equity awards granted by us until the ownership guidelines are satisfied.

Compensation Clawback Policy

We have adopted a compensation clawback policy pursuant to which cash and non-cash incentive compensation (e.g., cash bonuses, other cash incentives, and equity or equity-based incentives) approved, awarded, or granted on or after the effective date of the policy and received by a current or former executive officer within the 12-month period preceding the date of a material negative restatement of the Company’s financial statements are subject to clawback in the discretion of the Board or the Compensation Committee if such restatement is due to such current or former executive officer’s fraud or intentional misconduct (subject to applicable law and the requirements of the NYSE American). We will update this policy when new NYSE American rules adopted pursuant to Section 954 of the Dodd–Frank Wall Street Reform and Consumer Protection Act become final.

Tax Considerations

In designing our compensation programs, we take into account the tax, accounting and disclosure rules associated with various forms of compensation, although the design of our programs is focused primarily on attracting and retaining the top talent in our industry and incentivizing those individuals to execute on the Company’s business strategy and to increase stockholder value.

Section 162(m) of the Code generally disallows publicly listed companies a tax deduction for compensation in excess of $1,000,000 paid to certain current and former executive officers (the “covered employees”). Generally, compensation in excess of $1,000,000 paid to each of the covered current and former executive officers will not be deductible by us. While the Compensation Committee considers the impact of Section 162(m) of the Code when designing and implementing our compensation programs, the Compensation Committee will continue to develop compensation programs that use a full range of criteria important to our success, recognizing that compensation paid under such programs may not be deductible under Section 162(m) of the Code. In the exercise of our business judgment, we continue to have the flexibility to award compensation that may not be tax-deductible if we determine that is appropriate.

48

Under Section 280G and Section 4999 of the Code, compensation that is granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” and, to such extent, the compensation will be non-deductible by the Company and will be subject to a 20% excise tax payable by the executive. Our compensation arrangements do not provide for gross-ups for this excise tax.

Section 409A of the Code requires that nonqualified deferred compensation be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, the timing of payments and certain other matters. Failure to satisfy these requirements can expose our employees and other consultants to accelerated income tax liabilities and excise taxes and interest on their vested compensation under such plans. We design our compensation programs with the intent that they comply with or be exempt from Section 409A of the Code, although there is no guarantee that any particular element of compensation will, in fact, be so compliant or exempt. Our compensation arrangements do not provide for gross-ups for any excise taxes or interest that may be imposed under Section 409A of the Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board of Directors,

Diana Derycz-Kessler (Chair)
Jean P. Abiteboul
Dillon J. Ferguson

Summary Compensation Table

The following table shows the compensation of the NEOs for the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020.

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Charif Souki,	2022	$1,200,000	$—	$—	$5,716,071	$1,304,011	$8,220,082
Executive Chairman	2021	$1,200,000	$—	$—	$18,982,005	$—	$20,182,005
	2020	$900,000	$196,226	$7,033,333	$—	$—	$8,129,559
Octávio M.C. Simões,	2022	$1,000,000	$—	$—	$3,266,071	$38,497	$4,304,568
President and CEO	2021	$725,000	$—	$—	$7,603,751	$83,174	$8,411,925
	2020	$671,077	$2,221,200	$—	$—	$8,469	$2,900,746
Daniel A. Belhumeur,	2022	$500,000	$—	$—	$1,248,214	$25,988	$1,774,202
General Counsel	2021	$460,000	$—	$—	$3,784,149	$21,995	$4,266,144
	2020	$412,000	$192,417	$—	$—	$16,863	$621,280
Khaled A. Sharafeldin,	2022	$440,000	$—	$—	$842,285	$23,710	$1,305,995
CAO and Interim CFO	2021	$412,000	$—	$—	$2,480,281	$21,361	$2,913,642
	2020	$400,000	$223,204	$—	$—	$16,369	$639,573
L. Kian Granmayeh,	2022	$500,000	$549,318	$—	$1,023,535	$23,051	$2,095,904
Former CFO	2021	$460,000	$—	$—	$3,746,649	$19,435	$4,226,084
	2020	$352,462	$484,000	$—	$—	$15,754	$852,215

(1)	On January 6, 2022, the Compensation Committee approved base salary increases for the following NEOs effective as of January 1, 2022: Mr. Simões from $725,000 to $1,000,000, Mr. Granmayeh from $460,000 to $500,000, Mr. Belhumeur from $460,000 to $500,000, and Mr. Sharafeldin from $412,000 to $440,000.

49

(2)	For fiscal 2022, includes a restricted stock unit granted on January 6, 2022 to Mr. Granmayeh. The grant date fair value of this award is determined in accordance with FASB ASC Topic 718, using the assumptions set forth in Notes 2 and 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)	Includes long-term awards under the Incentive Compensation Program granted in 2023 for performance in 2022, as more fully described under “2022 ICP Payouts” above. In addition, includes short-term awards under the Incentive Compensation Program paid in 2023 for performance in 2022, as follows: $1,350,000 to Mr. Souki, $937,500 to Mr. Simões, $307,500 to Mr. Granmayeh, $375,000 to Mr. Belhumeur, and $330,000 to Mr. Sharafeldin.

(4)	The amounts entitled “All Other Compensation” for 2022 are detailed in the following table:

Name	Premiums for Life and Disability Insurance Plans (1)	Company Contributions to 401(k) Plans (2)	Other Perquisites	Total

Charif Souki	$20,039	$—	$1,283,972 (3)	$1,304,011
Octávio M.C. Simões	$20,197	$18,300	$—	$38,497
Daniel A. Belhumeur	$7,688	$18,300	$—	$25,988
Khaled A. Sharafeldin	$8,544	$15,166	$—	$23,710
L. Kian Granmayeh	$7,801	$15,250	$—	$23,051

(1)	Composed of premiums for life and disability insurance.

(2)	Composed of the value of the Company match in connection with the Company’s 401(k) defined contribution plan.

(3)	Represents perquisites related to air travel expenses, including amounts associated with business travel that had a personal aspect. The amount shown generally includes the entire cost of such flights. Business flights were not considered to have a personal aspect merely because they were to or from either of Mr. Souki’s homes in Aspen, Colorado, and Saint-Tropez, France. The other perquisites amount does not include approximately $1,228,735 of costs we incurred in 2022 associated with private plane travel and lodging for Mr. Souki for trips to and from Aspen or Saint-Tropez and our headquarters in Houston, Texas.

Grants of Plan-Based Awards

The following table summarizes possible future payouts under awards made to our NEOs in the fiscal year ended December 31, 2022 as well as the grant of a restricted stock unit to one of our NEOs in the fiscal year ended December 31, 2022.

		Estimated future payouts under non-equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	(#)	($)

Charif Souki	3/29/2022 (1)	$—	$1,800,000	$3,600,000	—	$—
	3/29/2022 (2)	N/A	N/A	N/A	—	$—
Octávio M.C. Simões	3/29/2022 (1)	$—	$1,250,000	$2,187,500	—	$—
	3/29/2022 (2)	N/A	N/A	N/A	—	$—
Daniel A. Belhumeur	3/29/2022 (1)	$—	$500,000	$875,000	—	$—
	3/29/2022 (2)	$—	$1,500,000	$3,000,000	—	$—
Khaled A. Sharafeldin	3/29/2022 (1)	$—	$440,000	$704,000	—	$—
	3/29/2022 (2)	$—	$880,000	$1,760,000	—	$—

50

		Estimated future payouts under non-equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	(#)	($)

L. Kian Granmayeh	1/6/2022 (3)	$—	$—	$—	174,942	$549,318
	3/29/2022 (1)	$—	$500,000	$875,000	—	$—
	3/29/2022 (2)	$—	$1,500,000	$3,000,000	—	$—

(1)	Represents the target and maximum values of short-term awards under the Incentive Compensation Program for performance in 2022.

(2)	Represents the target and maximum values of long-term awards under the Incentive Compensation Program for performance in 2022.

(3)	Represents a restricted stock unit granted on January 6, 2022, which vests in three equal tranches, the first tranche vesting at FID and the remaining two tranches vesting ratably on the first and second anniversaries of FID.

Outstanding Equity Awards at December 31, 2022

The following table summarizes information regarding unexercised options, stock that has not vested and equity incentive plan awards outstanding as of December 31, 2022 for each of the NEOs.

	Option Awards					Stock Awards
Name	Number of securities underlying un- exercised options (#) Exercisable	Number of securities underlying un- exercised options (#) Un-exercisable	Equity incentive plan awards: Number of securities underlying un- exercised unearned options (#)	Option exercise price ($)	Option expiration date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (3)

Charif Souki	3,333,333 (1)	—	—	$3.50	12/14/2025	—	$—
	3,333,333 (1)	—	—	$4.50	12/14/2025	—	$—
	—	3,333,334 (1)	—	$5.50	12/14/2025	—	$—
Octávio M.C. Simões	—	—	—	$—	—	2,000,000	$3,360,000
Daniel A. Belhumeur	80,000	—	—	$10.32	10/16/2027	1,170,000	$1,965,600
Khaled A. Sharafeldin	58,000	—	—	$10.32	10/16/2027	526,500	$884,520
L. Kian Granmayeh	—	—	—	$—	—	600,000	$1,008,000

(1)	Options granted to Mr. Souki as Executive Chairman on December 15, 2020 have a five-year term and vest in three substantially equal tranches, generally subject to satisfaction of share price targets (which have all been achieved as of December 31, 2022) and his continued employment or other service with the Company. The first and second tranches vested on December 15, 2021 and December 15, 2022, respectively. The third tranche will vest on December 15, 2023.

(2)	This column represents awards of restricted shares or RSUs of Tellurian stock. All such restricted share and RSU FID awards will vest in full upon FID, except for the restricted shares and RSUs granted to Messrs. Simões and Granmayeh, respectively. The 2,000,000 restricted shares granted to Mr. Simões will vest as follows: (i) 666,666 of such restricted shares will vest upon each of FID and the first anniversary of FID and (ii) 666,668 of such restricted shares will vest on the second anniversary of FID. The 600,000 RSUs granted to Mr. Granmayeh were subject to the following vesting schedule: (i) 200,000 of such RSUs to vest upon FID, (ii) 200,000 of such RSUs to vest on the first anniversary of FID, and (iii) 200,000 of such RSUs to vest on the second anniversary of FID.

51

(3)	Market or payout value based on the $1.68 closing price of Tellurian common stock on the NYSE American on December 30, 2022, the last trading day of 2022.

Option Exercises and Stock Vested

Our NEOs did not exercise any stock options during the fiscal year ended December 31, 2022, nor did they vest in any stock awards during the fiscal year ended December 31, 2022.

Payments upon Termination or Change of Control

Kian Granmayeh

As described above, Kian Granmayeh resigned as Chief Financial Officer of the Company effective March 10, 2023. In connection with his resignation, Mr. Granmayeh entered into a Separation Agreement with the Company on March 5, 2023 (the “Separation Agreement”). Prior to executing the Separation Agreement, Mr. Granmayeh was not subject to any restrictive covenants in favor of the Company, and the Separation Agreement was therefore designed to incentivize Mr. Granmayeh to agree to certain restrictive covenants which are protective of the Company’s business and its employee base, which the Company viewed as critical given the robust and highly competitive market for LNG talent. Pursuant to the Separation Agreement, and in exchange for Mr. Granmayeh’s agreement not to compete with the Company, not to solicit our employees and other service providers and business contacts, not to disparage the Company, and not to disclose the Company’s confidential information, Mr. Granmayeh is receiving payments of $525,000, the equivalent of one year’s salary, paid over a 12-month period.

In addition, pursuant to the Separation Agreement, Mr. Granmayeh forfeited all of his outstanding equity awards and long-term cash-based awards except a grant of 174,942 RSUs made to him in January 2022, which will vest, if at all, in accordance with the terms of the grant agreement. One-third of such RSUs will vest upon FID and the remaining RSUs will vest in two equal tranches on the first and second anniversaries of FID, respectively. If FID does not occur on or before March 10, 2024, the RSUs will be forfeited for no consideration. The ability to maintain and potentially vest in a portion of the RSUs was an important part of the consideration designed to incentivize Mr. Granmayeh to agree to and abide by the restrictive covenants described above.

Mr. Granmayeh also executed a customary release of claims pursuant to the Separation Agreement.

Summary of Severance Arrangements for NEOs

As described above, we have entered into employment agreements with our Executive Chairman and CEO that provide certain severance benefits upon various types of termination of employment. In addition, we have adopted the executive and employee severance plans that provide for certain severance and “change of control” benefits to our NEOs other than Messrs. Souki and Simões. The following chart sets forth the effect of various types of terminations under the executive employment agreements and under the severance plans.

Death or Disability	Termination without Cause	Resignation with Good Reason	Termination without Cause or Resignation with Good Reason Following a Change of Control*

Executive Chairman Employment Agreement and CEO Employment Agreement
Earned but unpaid annual short-term compensation under the ICP with respect to the year prior to the year in which	Two (2) times the sum of base salary and target short-term compensation under the ICP, paid	Same as upon termination without “cause.”	Three (3) times the sum of base salary and target short-term compensation under the ICP, paid in

52

Death or Disability	Termination without Cause	Resignation with Good Reason	Termination without Cause or Resignation with Good Reason Following a Change of Control*

termination occurs, payable in a lump sum sixty (60) days following termination (the “Unpaid Prior Year STI”).

in installments over twelve (12) months.

Unpaid Prior Year STI.

Subject to the achievement of the applicable performance goals, pro-rated short-term compensation under the ICP for the year of termination (the “Pro-Rata STI”).

a lump sum sixty (60) days following termination. Unpaid Prior Year STI. Pro-Rata STI.
Executive Severance Plan (NEOs other than the Executive Chairman, CEO, and CAO) and Employee Severance Plan (CAO)
None.

Twelve (12) months of base salary (six (6) months of base salary for our CAO), paid in installments over the severance period.

Unpaid Prior Year STI.

Target short-term compensation (or pro-rated target short-term compensation for our CAO) under the ICP for the year of termination, paid in a lump sum within sixty (60) days following termination.

COBRA subsidy for up to twelve (12) months (six (6) months for our CAO).

Outplacement services for twelve (12) months (six (6) months for our CAO).

None.

Two (2) times base salary (one (1) times base salary for our CAO), paid in a lump sum within sixty (60) days following termination.

Unpaid Prior Year STI.

Two (2) times (one (1) times for our CAO) target short-term compensation under the ICP for the year of termination, paid in a lump sum within sixty (60) days following termination.

COBRA subsidy for up to eighteen (18) months (six (6) months for our CAO).

Outplacement services for eighteen (18) months (six (6) months for our CAO).

*	Enhanced benefits in connection with a “change of control” only apply in the following circumstances: (i) under Messrs. Souki and Simões’s employment agreements, on a termination without “cause” or resignation for “good reason” upon or within 12 months following a “change of control”; (ii) under the executive severance plan, on a termination without “cause” or resignation for “good reason” upon or within two years following a “change of control”; and (iii) under the employee severance plan (for our CAO), on a termination without “cause” upon or within one year following a “change of control.”

Summary of Termination and Change of Control Benefits for NEOs under Long-term Incentive and Equity Incentive Awards

In addition to the severance benefits provided by our employment agreements with Messrs. Souki and Simões and under our executive and employee severance plans, certain of our long-term incentive or equity incentive awards contain specialized vesting provisions applicable in the event of a termination of employment or a “change of control.” The following chart sets forth the effect of (i) various types of terminations and (ii) a “change of control” under our long-term cash and equity incentive awards issued to our NEOs.

53

Disability	Death	Termination without Cause	Change of Control

Driftwood Incentive Program

Full vesting of any portion of any Driftwood Incentive Program award allocated to any Phase for which the applicable NTP Date has occurred as of the date of such termination or within one year thereafter.

Any portion of a Driftwood Incentive Program award that does not vest in accordance with these terms will be forfeited on the first anniversary of the date of termination of service.

Upon death before the occurrence of the NTP Date of a particular Phase, any portion of the Driftwood Incentive Program award allocated to such Phase will remain outstanding and eligible to become fully vested, subject to the occurrence of the applicable NTP Date before the Expiration Date.

Upon death on or after the occurrence of the NTP Date for a particular Phase, any unvested portion of an award allocated to such Phase will vest in full as of the date of such termination of service.

Upon a “termination without cause” (which would include for each of our NEOs with a Driftwood Incentive Program award other than our CAO certain terminations by the NEO) before, on or after the NTP Date for a particular Phase, any unvested portion of a Driftwood Incentive Program award allocated to such Phase will remain outstanding and eligible to vest in accordance with the regular vesting schedule (subject to the occurrence of the NTP Date on or before the Expiration Date).

Continued vesting is subject to (i) compliance of the NEO with any restrictive covenants to which he or she is subject, and (ii) the NEO’s execution of a release of claims.

Upon the occurrence of a “change of control,” any unvested portion of any Driftwood Incentive Program award granted to our NEOs (other than our CAO) will fully vest as of the date of the “change of control” if either (i) the applicable NEO has not experienced a termination of service prior to the “change of control” or (ii) subject to a release of claims and compliance with restrictive covenants, there has been a “termination without cause” within six months prior to the date of the “change of control.”

Our CAO’s Driftwood Incentive Program award will only vest in connection with a “change of control” if our CAO incurs a termination without “cause” during the 12-month period following a “change of control,” subject to his continued compliance with restrictive covenants and a release of claims.

FID Restricted Stock Awards (Amended and Restated Tellurian Investments 2016 Omnibus Incentive Plan)
Any unvested shares of restricted stock remain outstanding and continue to be subject to vesting upon the occurrence of FID, and subject to Compensation Committee discretion to accelerate vesting following termination.	Same as upon disability.	Same as upon disability.	Upon the occurrence of a “change of control,” any unvested shares of restricted stock remain outstanding and continue to be subject to vesting upon the occurrence of FID, provided that any unvested shares of restricted stock fully vest upon a termination without cause or upon death or disability within twelve (12) months following a “change of control,” subject to continued compliance with confidentiality obligations and restrictive covenants and the execution of a release of claims.
CEO FID Restricted Stock and FID Cash Incentive Awards
Any unvested portion of the award shall continue to vest upon FID and on the scheduled anniversaries thereof without regard to continued employment, subject to compliance with confidentiality agreements and restrictive covenants and the execution of a general release of claims.	Same as upon disability (release not required).	Same as upon disability.	Upon the occurrence of a “change of control,” any unvested portion of the award shall continue to vest upon FID and on the scheduled anniversaries thereof, but the Board has the discretion to accelerate the vesting of all or any portion of the cash award. Any unvested shares of restricted stock fully vest upon a termination without cause within twelve (12) months following a “change of

54

Disability	Death	Termination without Cause	Change of Control

control,” subject to continued compliance with confidentiality obligations and restrictive covenants and the execution of a release of claims
Long-Term Incentives Under the ICP
Any vested and unpaid portion will be paid as if the participant remained employed through the date of payment. Any unvested portion will remain eligible to vest and be paid following such termination of employment as if the participant remained employed through the applicable vesting dates, subject to compliance with confidentiality agreements and restrictive covenants and the execution of a general release of claims.	Same as upon disability.	Same as upon disability. The same treatment applies upon resignation with “good reason.”	No accelerated vesting.

Estimated Termination and Change of Control Benefits

The following table quantifies the dollar value of benefits that would have been received by the NEOs in the event of a “change of control” and/or had they experienced a termination of employment under various circumstances as of December 31, 2022. The table assumes that payments and benefits are not reduced to avoid application of the golden parachute provisions of Section 280G and 4999 of the Code.

Name	Cash Severance (1)(2)	Outstanding Unvested Options (3)	Health and Welfare Benefits	Outstanding Driftwood Construction Incentive Program (4)	Outstanding Cash- Settled Long-Term Incentive Awards Under the ICP (5)	Outstanding Restricted Stock / RSUs (6)	Long-term Cash- Denominated Incentive Awards (7)	Total

Charif Souki
Retirement	$—	—	$—	$—	$—	$—	$—	$—
Death, Disability	$—	—	$—	$—	$5,096,950	$—	$—	$5,096,950
Termination without Cause	$7,800,000	—	$—	$—	$5,096,950	$—	$—	$12,896,950
Termination for Good Reason	$7,800,000	—	$—	$—	$5,096,950	$—	$—	$12,896,950
Change of Control without Termination	$—	—	$—	$—	$—	$—	$—	$—
Termination in connection with a Change of Control	$10,800,000	—	$—	$—	$5,096,950	$—	$—	$15,896,950

55

Name	Cash Severance (1)(2)	Outstanding Unvested Options (3)	Health and Welfare Benefits	Outstanding Driftwood Construction Incentive Program (4)	Outstanding Cash- Settled Long-Term Incentive Awards Under the ICP (5)	Outstanding Restricted Stock / RSUs (6)	Long-term Cash- Denominated Incentive Awards (7)	Total

Octávio M.C. Simões
Retirement	$—	—	$—	$—	$—	$—	$—	$—
Death, Disability	$—	—	$—	$—	$1,970,874	$3,360,000	$5,000,000	$10,330,874
Termination without Cause	$5,750,000	—	$—	$—	$1,970,874	$3,360,000	$5,000,000	$16,080,874
Termination for Good Reason	$5,750,000	—	$—	$—	$1,970,874	$—	$—	$7,720,874
Change of Control without Termination	$—	—	$—	$—	$—	$3,360,000	$5,000,000	$8,360,000
Termination in connection with a Change of Control	$8,000,000	—	$—	$—	$1,970,874	$3,360,000	$5,000,000	$18,330,874
Daniel A. Belhumeur
Retirement	$—	—	$—	$—	$—	$—	$—	$—
Death, Disability	$—	—	$—	$—	$875,340	$1,965,600	$—	$2,840,940
Termination without Cause	$1,000,000	—	$18,273	$—	$875,340	$1,965,600	$—	$3,859,213
Termination for Good Reason	$1,000,000	—	$18,273	$—	$875,340	$—	$—	$1,893,613
Change of Control without Termination	$—	—	$—	$15,000,000	$—	$1,965,600	$—	$16,965,600
Termination in connection with a Change of Control	$2,000,000	—	$27,409	$15,000,000	$875,340	$1,965,600	$—	$19,868,350
Khaled A. Sharafeldin
Retirement	$—	—	$—	$—	$—	$—	$—	$—
Death, Disability	$—	—	$—	$—	$522,666	$884,520	$—	$1,407,186
Termination without Cause	$660,000	—	$13,663	$—	$522,666	$884,520	$—	$2,080,849
Termination for Good Reason	$—	—	$—	$—	$—	$—	$—	$—
Change of Control without Termination	$—	—	$—	$—	$—	$884,520	$—	$884,520
Termination in connection with a Change of Control	$880,000	—	$13,663	$4,500,000	$522,666	$884,520	$—	$6,800,849
L. Kian Granmayeh
Retirement	$—	—	$—	$—	$—	$—	$—	$—
Death, Disability	$—	—	$—	$—	$875,340	$1,008,000	$—	$1,883,340
Termination without Cause	$1,000,000	—	$18,273	$—	$875,340	$1,008,000	$—	$2,901,613
Termination for Good Reason	$1,000,000	—	$18,273	$—	$875,340	$293,903	$—	$2,187,517
Change of Control without Termination	$—	—	$—	$—	$—	$1,008,000	$—	$1,008,000
Termination in connection with a Change of Control	$2,000,000	—	$27,409	$—	$875,340	$1,008,000	$—	$3,910,750

(1)	In the event of a termination without “cause” or a resignation for “good reason,” in each case not during a “change of control protection period” (i.e., the period beginning on the occurrence of a “change of control” and ending 12 months thereafter), the employment agreements with Messrs. Souki and Simões provide for a cash severance

56

payment equal to (i) subject to the satisfaction of the applicable performance goals for the applicable calendar year in which the termination occurs, the discretionary annual cash bonus, if any, in respect of such calendar year had the applicable NEO remained employed in good standing with the Company through the payment date, pro-rated for the number of days during the calendar year of termination that the applicable NEO was employed by the Company (the “Pro-Rata Bonus”), which, for purposes of the above estimate, is assumed to be equal to Mr. Souki’s or Mr. Simões’s “target” bonus, plus (ii) two (2) times the sum of the applicable NEO’s aggregate base salary and target short-term compensation as of December 31, 2022. In the event of a termination without “cause” or a resignation for “good reason,” in each case during a change of control protection period, the employment agreements with Messrs. Souki and Simões provide for a cash severance payment equal to (i) the Pro-Rata Bonus plus (ii) three (3) times the sum of the applicable NEO’s aggregate base salary and target short-term compensation as of December 31, 2022.

(2)	Represents severance amounts payable to Messrs. Granmayeh, Belhumeur, and Sharafeldin under our applicable severance plans in the event of a “termination without cause” either during or outside of a change in control protection period, as applicable. Mr. Granmayeh resigned from his position as CFO of the Company effective March 10, 2023. In connection with his resignation, and in order to secure his agreement to enter into and abide by certain restrictive covenants, Mr. Granmayeh received certain payments and benefits as described in the section above entitled “Payments Upon Termination or Change of Control—Kian Granmayeh.” Even though Mr. Granmayeh is no longer eligible for the severance payments listed in the table below as a result of his resignation, we are required under SEC rules to disclose all potential severance amounts that would have been payable to Mr. Granmayeh under all the termination scenarios had he been terminated on December 31, 2022.

(3)	All outstanding and unvested options held by our NEOs had an exercise price greater than the closing price of Tellurian common stock as of December 30, 2022, the last trading day of 2022, and the NEOs would, therefore, not be entitled to any payments with respect to their outstanding options upon the occurrence of a “change of control” or upon termination of employment for any reason as of December 31, 2022.

(4)	In the event of a “change of control,” the Driftwood Incentive Program awards granted to Mr. Belhumeur would fully vest and become payable, and the Driftwood Incentive Program awards granted to Mr. Sharafeldin would fully vest and become payable upon certain terminations of employment on or within 12 months following the “change of control.” Upon a “termination without cause” on or after the NTP Date for a particular Phase, any unvested portion of a Driftwood Incentive Program award allocated to such Phase will remain outstanding and eligible to vest in accordance with the regular vesting schedule. No NTP Dates have occurred as of December 31, 2022 and, therefore, none of the NEOs have been entitled to any payments under their Driftwood Incentive Program awards solely upon a termination for any reason on December 31, 2022. However, in the event that an NTP Date were to occur following certain terminations of employment, the NEOs would be eligible to earn payments with respect to the applicable Phase under their Driftwood Incentive Program awards. If all of the NTP Dates had occurred as of December 31, 2022, our NEOs would have received the full amount of their Driftwood Incentive Program awards (the value of which is reflected in the above table for a “Termination in connection with a Change of Control”) upon a termination of their employment due to death or “disability.” Our NEOs would also have received full payment of their Driftwood Incentive Program awards (with the same value) if all of the NTP Dates had occurred as of December 31, 2022 upon a “termination without cause” (which, for all of our NEOs except Mr. Sharafeldin, would include a termination by the NEO for good reason under certain circumstances), but the amounts would become vested and payable over time on the regularly scheduled vesting dates. For more information regarding the treatment of the Driftwood Incentive Program awards upon the occurrence of a “change of control” or upon a termination of employment, see the chart above under the heading “Payments upon Termination or Change of Control—Summary of Termination and Change of Control Benefits for NEOs under Long-term Incentive and Equity Incentive Awards.”

(5)	Amounts in this column represent cash-settled long-term incentive awards issued under the ICP that were unvested and outstanding as of December 31, 2022.

(6)	Amounts are based on the value of all unvested shares of restricted stock and all unvested RSUs on December 30, 2022, the last trading day of 2022, and are calculated using the $1.68 closing price of Tellurian common stock on the NYSE American on such date. Contractual provisions vary among the different restricted stock and RSU grants and in some cases provide that awards will remain outstanding and vest only if FID occurs; immediate

57

accelerated vesting is generally permissive and not mandatory under most scenarios. The amounts set forth in the table, therefore, represent the maximum value of potential accelerated vesting as of December 31, 2022 and should not be viewed as indicative of the actual vesting that would occur in most scenarios. See “Payments upon Termination or Change of Control—Summary of Termination and Change of Control Benefits for NEOs under Long-term Incentive and Equity Incentive Awards” for additional details.

(7)	Amounts in this column reflect the FID cash incentive award for Mr. Simões.

Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd–Frank Wall Street Reform and Consumer Protection Act and the implementing rules under Item 402(v) of Regulation S-K, we are providing the following pay versus performance disclosure. For additional information concerning our executive compensation programs, please refer to our Compensation Discussion and Analysis above.

Pay Versus Performance Table

	Summary				Average Summary	Average	Value of Initial Fixed $100 Investment Based On:			Upstream
Year	Compensation Table Total for PEO (Simões)	Compensation Actually Paid to PEO (Simões) (1)	Summary Compensation Table for PEO (Gentle)	Compensation Actually Paid to PEO (Gentle) (2)	Compensation Table Total for Non-PEO NEOs	Compensation Actually Paid to Non-PEO NEOs (3)	Total Share- holder Return	Peer Group Total Share- holder Return (4)	Net Income (5)	Production (Million Cubic Feet per Day) (6)

(a)	(b)	(c) (3)	(d)	(e) (4)	(f)	(g)	(h)	(i)	(j)	(k)
2022	$4,304,568	$1,504,568	N/A	N/A	$3,363,296	$1,373,563	23	125	($49,810,000)	129.7
2021	$8,411,925	$12,054,325	N/A	N/A	$7,307,942	$11,629,863	42	104	($114,738,000)	39.2
2020	$2,900,746	$2,744,502	$2,232,757	($17,453,467)	$2,194,126	($4,371,049)	18	81	($210,696,000)	46.2

(1)	Octávio Simões was the Company’s principal executive officer, or PEO, for a portion of 2020 and all of 2021 and 2022. The following table contains a reconciliation of the amounts reflected in the Summary Compensation Table for Mr. Simões for each year covered in the Pay Versus Performance Table above (as reported in column (b) above) as compared to the amount reported as compensation actually paid, or CAP, to Mr. Simões for each such covered year (as reported in column (c) above). Amounts reported as compensation actually paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect amounts actually realized or received by Mr. Simões.

		2020	2021	2022

Summary Compensation Table total for Mr. Simões for the covered year		$2,900,746	$8,411,925	$4,304,568
Less:	Stock and option awards as reported in the Summary Compensation Table for the covered fiscal year	($2,221,200)	($0)	($0)
Plus:	Fair value of stock and option awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	$2,560,000	$0	$0
Plus:	Change in fair value as of the end of the covered fiscal year of stock and option awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$(240,000)	$3,600,000	($2,800,000)
Plus:	Fair value of stock and option awards that are granted and vest in the covered fiscal year	$0	$0	$0
Plus:	Change in fair value as of the vesting date of any stock and option awards granted in a prior fiscal year that vest during the covered fiscal year	$(255,044)	$42,400	$0

58

		2020	2021	2022

Less:	Fair value as of the end of the prior fiscal year of all stock and option awards forfeited during the covered fiscal year	($0)	($0)	($0)
Plus:	The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	$0	$0	$0
Compensation Actually Paid to Mr. Simões for the covered year		$2,744,502	$12,054,325	$1,504,568

(2)	Meg Gentle was the Company’s PEO for a portion of 2020. The following table contains a reconciliation of the amounts reflected in the Summary Compensation Table for Ms. Gentle for 2020 (as reported in column (e) above) as compared to the amount reported as compensation actually paid to Ms. Gentle for 2020 (as reported in column (d) above). Amounts reported as compensation actually paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect amounts actually realized or received by Ms. Gentle.

		2020

Summary Compensation Table total for Ms. Gentle for the covered year		$2,232,757
Less:	Stock and option awards as reported in the Summary Compensation Table for the covered fiscal year	($0)
Plus:	Fair value of stock and option awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	$0
Plus:	Change in fair value as of the end of the covered fiscal year of stock and option awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	($19,500,000)
Plus:	Fair value of stock and option awards that are granted and vest in the covered fiscal year	$0
Plus:	Change in fair value as of the vesting date of any stock and option awards granted in a prior fiscal year that vest during the covered fiscal year	($186,224)
Less:	Fair value as of the end of the prior fiscal year of all stock and option awards forfeited during the covered fiscal year	($0)
Plus:	The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	$0
Compensation Actually Paid to Ms. Gentle for the covered year		($17,453,467)

(3)	The following table contains a reconciliation of the average of the amounts reflected in the Summary Compensation Table for the NEOs (other than the PEOs) for each year covered in the Pay Versus Performance Table above (as reported in column (f) above) as compared to the amount reported as average compensation actually paid to the non-PEO NEOs for each such covered year (as reported in column (g) above). Amounts reported as compensation actually paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect amounts actually realized or received by our non-PEO NEOs. The NEOs (other than the PEOs) whose compensation is used to calculate the average amounts in the Pay Versus Performance Table above are Charif Souki (2020–2022), Daniel Belhumeur (2020–2022), Khaled Sharafeldin (2020–2022), Keith Teague (2020 and 2021 only), and Kian Granmayeh (2020–2022).

		2020	2021	2022

Average of Summary Compensation Table Total for non-PEO named executive officers		$2,194,126	$7,307,942	$3,363,296
Less:	Average of stock and option awards as reported in the Summary Compensation Table for the covered fiscal year	($1,664,319)	($0)	($137,329)
Plus:	Average of fair value of stock and option awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	$1,644,971	$0	$73,476

59

		2020	2021	2022

Plus:	Average of the change in fair value as of the end of the covered fiscal year of stock and option awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	($6,565,870)	$3,373,761	($1,517,545)
Plus:	Average of fair value of stock and option awards that are granted and vest in the covered fiscal year	$69,465	$0	$0
Plus:	Average of change in fair value as of the vesting date of any stock and option awards granted in a prior fiscal year that vest during the covered fiscal year	($49,422)	$948,160	($408,333)
Less:	Average of the fair value as of the end of the prior fiscal year of all stock and option awards forfeited during the covered fiscal year	($0)	($0)	($0)
Plus:	The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	$0	$0	$0
Average Compensation Actually Paid to the non-PEO named executive officers for the covered year		($4,371,049)	$11,629,863	($1,373,563)

(4)	The peer group total shareholder return for each year in the table is calculated using the peer group we used to help determine executive pay for such year as disclosed in our relevant CD&A, adjusted to account for peers that were acquired during the relevant year. The peer group consisted of Cheniere Energy, Inc., Enterprise Products Partners L.P., Gibson Energy Inc. (2020 and 2021 only), Kinder Morgan, Inc., NextDecade Corporation, NuStar Energy L.P., ONEOK, Inc., Targa Resources Corp, The Williams Companies, Inc., APA Corporation, Continental Resources, Inc. (2020 and 2021 only), EQT Corporation, Range Resources Corporation, Southwestern Energy Company, WPX Energy, Inc. (2020 only), The AES Corporation, Dominion Energy, Inc., PPL Corporation, Sempra, Enlink Midstream (2022 only), Comstock Resources, Inc. (2022 only), and Devon Energy Corporation (2022 only).

(5)	“Net Income” is the Company’s net income as reflected in our audited financial statements for the applicable fiscal year.

(6)	“Upstream Production” is the Company’s annual natural gas production (reported in million cubic feet per day) as reported in the Company’s Form 10-K for fiscal years 2020, 2021, and 2022, as applicable.

2022 Tabular List

In our assessment, the most important performance measures used to link compensation actually paid (as calculated in accordance with SEC rules) to Company performance are listed in the table below, in no particular order:

Most Important Financial Measures Used to Link Compensation Actually Paid to Company Performance

Upstream Production
Stock Price Appreciation (TSR)
Cash Generated
Notice to Proceed
Achievement of FID
Net Income
Gross Revenue

60

Descriptions of Relationships Between CAP and Certain Financial Performance Measures Results

The following graphs show, across the years covered in the Pay Versus Performance Table, the relationships between (i) our cumulative TSR and the cumulative TSR for the peer group reflected in the Pay Versus Performance Table above, (ii) the compensation actually paid to our PEOs and the TSR, net income, and upstream production results set forth in the Pay Versus Performance Table above, and (iii) the average compensation actually paid to our non-PEO NEOs and the TSR, net income, and upstream production results set forth in the Pay Versus Performance Table above.

CAP vs. Total Shareholder Return
(TELL and Indexed Peer Group)
Compensation Actually Paid ($000s)
Total Shareholder Return Indexed ($100)
$15,000
$12,000
$9,000
$6,000
$3,000
$0
-$3,000
-$6,000
-$9,000
-$12,000
-$15,000
-$18,000
$140
$120
$100
$80
$60
$40
$20
$0
$2,745
($4,371)
($17,453)
$80.8
$17.6
$12,054
$11,630
$103.8
$42.3
N/A
$1,505
$1,374
$124.8
$23.1
N/A
2020
2021
2022
CEO CAP - Simões
NEO CAP - Avg. All Others
CEO CAP - Gentle
TELL TSR
Indexed Peer TSR

61

CAP vs. Net Income
$15,000
$12,000
$9,000
$6,000
$3,000
$0
-$3,000
-$6,000
-$9,000
-$12,000
-$15,000
-$18,000
Compensation Actually Paid ($000s)
$0
-$25
-$50
-$75
-$100
-$125
-$150
-$175
-$200
-$225
-$250
Net Income ($millions)
$2,745
($4,371)
($17,453)
-$210.7
$12,054
$11,630
-$114.7
N/A
$1,505
$1,374
N/A
-$49.8
2020
2021
2022
CEO CAP - Simões
NEO CAP - Avg. All Others
CEO CAP - Gentle
TELL Net Income

CAP vs. Upstream Production
$15,000
$12,000
$9,000
$6,000
$3,000
$0
-$3,000
-$6,000
-$9,000
-$12,000
-$15,000
-$18,000
Compensation Actually Paid ($000s)
$140
$120
$100
$80
$60
$40
$20
$0
Annual Average Upstream Production (mmcf/day)
$2,745
($4,371)
($17,453)
46.2
$12,054
$11,630
N/A
39.2
$1,505
$1,374
N/A
129.7
2020
2021
2022
CEO CAP - Simões
NEO CAP - Avg. All Others
CEO CAP - Gentle
TELL Upstream Production

Pay Ratio Disclosure

The following disclosure provides the median of the annual total compensation for all of Tellurian’s employees (excluding our CEO), the annual total compensation of our CEO and the resulting ratio of the

62

annual total compensation of our CEO to the median of the annual total compensation for all of Tellurian’s employees (excluding our CEO) for the fiscal year ended December 31, 2022:

Ratio of CEO pay to pay of median employee

CEO Compensation	Median Employee Compensation

$4,304,568	$278,494

As of December 31, 2022, our total population consisted of 171 employees (including our CEO). Our CEO to median employee pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K. We identified the median compensation employee as of December 31, 2022. To identify the median compensated employee, we used the aggregation of base salary or total wages (including overtime compensation) and target annual short-term and long-term incentive compensation (expressed as a percentage of salary or annualized total wages (including overtime compensation)). We used target short-term and long-term incentive compensation because it provides a normalized, consistent and more accurate representation of the pay distribution of our workforce when considering such individuals. We also annualized base salary and wages for those individuals not employed for a full year in 2022, where SEC rules permitted, for purposes of identifying our median employee, in recognition of the significant number of new hires who were employed and compensated for only part of 2022. We excluded four non-U.S. employees in Singapore and one non-U.S. employee in Spain. In each jurisdiction in which employees were excluded from the calculation, the excluded employees accounted for all of the employees in the respective countries and less than 5% of the Company’s total employee population from our analysis (which calculation is based on our total U.S. and non-U.S. employee populations as of December 31, 2022 of 158 and seven, respectively). For purposes of calculating our pay ratio, compensation of the CEO and our median employee was determined by including employer retirement contributions and the value of certain insurance premiums.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders:
Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan	10,969,850	$5.01	1,599,901	(1)
Magellan Petroleum Corporation 2012 Omnibus Incentive Compensation Plan	49,998	$14.40	—
Magellan Petroleum Corporation 1998 Stock Incentive Plan	—	$—	—

63

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans not approved by security holders	—	$—	—
Total	11,019,848	$5.06	1,599,901

(1)	In determining the number of securities remaining available for future issuance under the Tellurian 2016 Plan, shares subject to awards of options or stock appreciation rights are counted as 0.4 shares for every share granted, and shares subject to other types of awards are counted as one share for every share granted. The 1,599,901 figure noted in the table above assumes that all future issuances under the Tellurian 2016 Plan are in the form of awards other than options or stock appreciation rights. If all future issuances under the Tellurian 2016 Plan were in the form of awards of options or stock appreciation rights, then there would be 3,999,752 securities remaining available for future issuance under the Tellurian 2016 Plan.

64

PROPOSAL 3—AUTHORIZED SHARES PROPOSAL

Background

On April 10, 2023, the Board, determining it to be advisable and in the best interests of the Company and its stockholders, approved and adopted, subject to approval and adoption by the stockholders, an amended and restated certificate of incorporation of Tellurian to increase the number of authorized shares of Tellurian common stock from 800 million to 1.6 billion and to make certain immaterial revisions (the “A&R Certificate of Incorporation”). Clean and marked versions of the A&R Certificate of Incorporation, reflecting or noting the proposed changes to the current articles of incorporation of the Company in annotated footnotes and strikethrough and underlined text, as applicable, are attached to this proxy statement as Annex A and Annex B, respectively. The discussion below is qualified in its entirety by reference to the actual text of the documents as set forth in Annex A and Annex B.

As of April 21, 2023, of the 800 million authorized shares of Tellurian common stock, there were 562,808,897 shares outstanding and approximately 105 million shares subject to reserves other than for the Company’s equity at-the-market offering program. The increase in the number of authorized but unissued shares of Tellurian common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for business purposes such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends and other corporate purposes.

The proposed A&R Certificate of Incorporation would not change the terms of the Tellurian common stock, and the additional shares of Tellurian common stock to be authorized pursuant to the A&R Certificate of Incorporation would have rights identical to the currently outstanding shares of Tellurian common stock. The Board has not proposed an increase in the number of authorized shares of Tellurian common stock with the intention of discouraging tender offers or takeover attempts relating to the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

The Board recognizes that the issuance of additional shares of Tellurian common stock may adversely affect the interests of the holders of Tellurian common stock. For example, in the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of additional shares would dilute the earnings per share and book value per share of all of the existing outstanding shares of Tellurian common stock. The Board believes, however, that these potential risks are outweighed by the benefit that an increase in the number of available shares would provide in terms of additional financing flexibility. The Board believes that retaining the ability to act quickly on future opportunities that may require or be facilitated by additional stock issuances will benefit existing stockholders.

In addition to the proposed increase in the number of authorized shares of Tellurian common stock, the A&R Certificate of Incorporation includes the following immaterial revisions:

●	Article SECOND has been revised to include the current address of the Company’s registered agent; and

●	revisions and conforming changes have been made to certain defined terms.

Effective Time

The effective time of the A&R Certificate of Incorporation, if approved by the stockholders and not otherwise abandoned by the Board, will be the time that the A&R Certificate of Incorporation is filed

65

with the Delaware Secretary of State or at such later time as set forth in the A&R Certificate of Incorporation. The exact timing of the filing of the A&R Certificate of Incorporation will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders.

If, at any time prior to the filing of the A&R Certificate of Incorporation with the Delaware Secretary of State, notwithstanding stockholder approval and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the Company’s best interests and the best interests of our stockholders to abandon or delay the A&R Certificate of Incorporation, it may be abandoned or delayed.

Proposed Resolution

In light of the foregoing, the Board recommends that you vote in favor of the following resolution at the Meeting:

RESOLVED, that the Amended and Restated Certificate of Incorporation of Tellurian Inc. to increase the number of authorized shares of Tellurian common stock from 800 million to 1.6 billion and to make certain immaterial revisions is hereby approved and adopted.

Vote Required for Approval

Approval of the Authorized Shares Proposal will require the affirmative vote of (i) the holders of a majority in voting power of the outstanding shares of Tellurian common stock and Preferred Stock voting together as a single class and (ii) the holders of a majority of the outstanding shares of Tellurian common stock, voting as a separate class, in each case assuming that a quorum exists.

If you fail to vote or submit a proxy or fail to instruct your broker to vote (and your broker does not exercise its discretion to vote your shares on this matter) or vote to “abstain,” it will have the same effect as a vote “AGAINST” the Authorized Shares Proposal, assuming that a quorum exists.

Board Recommendation

The Board unanimously recommends that Tellurian stockholders vote “FOR” the proposal to approve and adopt the A&R Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue and to make certain immaterial revisions.

66

PROPOSAL 4—NON-BINDING ADVISORY RESOLUTION TO APPROVE THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Background

Pursuant to Section 951 of the Dodd–Frank Wall Street Reform and Consumer Protection Act, Tellurian stockholders are being asked to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs disclosed in this proxy statement in accordance with SEC rules. This is commonly referred to as a “say-on-pay” vote, as it gives the stockholders the opportunity to communicate to the Compensation Committee and the Board their views on the compensation of the Company’s NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the compensation policies and practices described in this proxy statement.

The “say-on-pay” vote is advisory only and, therefore, is not binding on the Company, the Compensation Committee, or the Board, and will not be construed as overruling a decision by, or creating or implying any fiduciary duty for, the Company, the Compensation Committee, or the Board. Although the vote is non-binding, each of the Compensation Committee, which is responsible generally for designing and administering the Company’s executive compensation program, and the Board values the opinions expressed by stockholders in their vote on this proposal and will review the voting results, seek to determine the reasons for such results, and take such feedback into consideration when making future compensation decisions for the Company’s executive officers.

Our executive compensation program is heavily weighted toward performance and links our executives’ pay to the achievement of the Company’s current and long-term strategic projects, particularly the financing and construction of the Driftwood Project and related pipelines, and continued expansion of the Company’s upstream activities. Please see the “Compensation Discussion and Analysis” section above for detailed information regarding the current compensation program for the Company’s NEOs. We believe that our executive compensation program appropriately incentivizes and rewards our executive team and effectively promotes the interests of both the Company and our stockholders.

Proposed Resolution

In light of the foregoing, the Board recommends that you vote in favor of the following resolution at the Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the Meeting pursuant to the executive compensation disclosure rules of the SEC, which proxy statement includes the compensation tables and the narrative discussion that accompanies the compensation tables.

Vote Required for Approval

Approval of the Say-on-Pay Proposal will require the affirmative vote of the holders of a majority of the votes cast on the matter, assuming that a quorum exists.

If you fail to vote or submit a proxy or fail to instruct your broker to vote or vote to “abstain,” it will have no effect on the outcome of the vote on the Say-on-Pay Proposal, assuming that a quorum exists.

67

Board Recommendation

The Board unanimously recommends that Tellurian stockholders vote “FOR” the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs.

68

PROPOSAL 5—NON-BINDING ADVISORY RESOLUTION TO APPROVE THE FREQUENCY

OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background

In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our stockholders as to the frequency with which stockholders will have an opportunity to provide an advisory vote with respect to the compensation of our NEOs. Stockholders have the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our stockholders select a frequency of say-on-pay vote every one year, or an annual vote.

After careful consideration of the appropriate frequency and after receiving feedback from stockholders on the issue during our ongoing outreach efforts, the Board believes that the advisory vote on executive compensation to stockholders should be conducted on an annual basis. The Board believes that an annual vote is appropriate for the Company because it provides stockholders the opportunity to provide frequent feedback on overall compensation philosophy, design and implementation.

Although the advisory vote is non-binding, our Board will review the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

Proposed Resolution

In light of the foregoing, the Board recommends that you vote in favor of the following resolution at the Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, a vote on the compensation of the named executive officers every one year.

Vote Required for Approval

Approval of the Say-on-Frequency Proposal will require the affirmative vote of the holders of a majority of the votes cast on the matter, assuming that a quorum exists. Because the Say-on-Frequency Proposal has three possible substantive responses (every three years, every two years, or every one year), if none of the frequency alternatives receives the affirmative vote of the holders of a majority of the votes cast, then we will consider stockholders to have approved the frequency selected by the holders of a plurality of the votes cast.

If you fail to vote or submit a proxy or fail to instruct your broker to vote or vote to “abstain,” it will have no effect on the outcome of the vote on the Say-on-Pay Proposal, assuming that a quorum exists.

Board Recommendation

The Board unanimously recommends that Tellurian stockholders vote for the approval, on a non-binding advisory basis, of a vote on executive compensation every “ONE YEAR.”

69

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company recognizes that transactions in which the Company participates and any of the Company’s directors, executive officers or substantial security holders have a direct or indirect material interest can present potential or actual conflicts of interest. The Audit Committee Charter requires the Audit Committee to review and approve any related party transaction for which disclosure would be required pursuant to Item 404 of Regulation S-K.

Set forth below is a description of all transactions between the Company and such related persons since January 1, 2022 that are required to be disclosed under Item 404 of Regulation S-K.

Tarek Souki Employment Agreement

Each U.K.-based employee, including Tarek Souki, the Executive Vice President of LNG Marketing and Trading of Tellurian, has an employment agreement with the Company or one of its subsidiaries. Tarek Souki is the son of Charif Souki. Tarek Souki’s employment agreement (the “T. Souki Employment Agreement”), dated as of August 5, 2016, as amended on February 8, 2017, with Tellurian LNG UK Ltd, then a wholly owned subsidiary of Tellurian Investments (“Tellurian UK”), provides for an annual base salary, an annual target bonus and a stretch target bonus. The T. Souki Employment Agreement is terminable by either party upon six months’ written notice and by Tellurian UK for “Cause” (as defined in the T. Souki Employment Agreement). The T. Souki Employment Agreement does not have a fixed term and is continuously subject to termination under the terms of the agreement.

On July 28, 2020, the Board, upon the recommendation of the Compensation Committee, approved a grant to Tarek Souki of a performance-based cash retention award, with each tranche of each award vesting and payable in cash upon achievement of a 10-day average closing stock price target, in each case as set forth in the following table:

$2.25 Tranche	$3.25 Tranche	$4.25 Tranche	$5.25 Tranche	Total Performance- Based Retention Award

$100,000	$100,000	$100,000	$100,000	$400,000

As of March 31, 2022, each of the $2.25, $3.25 and $4.25 tranches of the performance-based cash retention award referenced above have vested. As prescribed by the payout schedule of the applicable award agreement, Tarek Souki received payments totaling $133,333 in 2022, and there are no future payments owed under this award.

On January 6, 2022, Tarek Souki was made eligible to participate in the ICP. As a condition precedent to becoming a participant in the ICP, Tarek Souki agreed in writing to certain amendments to his outstanding restricted stock awards, which amendments standardize “double trigger” vesting treatment of such awards upon a change in control and expand and clarify the definition of “cause” consistent with the Driftwood Incentive Program. In connection with him being made eligible to participate in the ICP, the annual target bonus and stretch target bonus amounts pursuant to the T. Souki Employment Agreement were replaced with target and maximum awards with respect to short-term and long-term awards under the ICP. The target and maximum ICP short-term and long-term compensation for Tarek Souki for 2021 were as follows:

70

Target Short-term Compensation (As a Percentage of Base Salary)	Maximum Short- term Compensation (As a Percentage of Base Salary)	Target Long-term Compensation (As a Percentage of Base Salary)	Maximum Long-term Compensation (As a Percentage of Base Salary)

100%	175%	300%	600%

On January 6, 2022, the Compensation Committee approved, effective as of January 1, 2022, a fiscal 2022 base salary increase of £32,016 from £368,000 to £400,016 for Tarek Souki. In addition, he received a short-term award under the ICP of £587,650 for Company and individual performance in 2021. Tarek Souki also received a long-term award under the ICP in the amount of $2,415,000, which deliver value based on our stock price performance and that vest and are settled in cash in three equal installments, with the first installment to be vested upon grant in 2022 and the remaining installments to vest in 2023 and 2024, contingent upon the continued employment of Tarek Souki.

On January 25, 2023, the Compensation Committee approved, effective as of January 1, 2023, a fiscal 2023 base salary increase of £20,001 from £400,016 to £420,017 for Tarek Souki. In addition, he received a short-term award under the ICP of $337,500 for Company and individual performance in 2022. Tarek Souki also received a long-term award under the ICP in the amount of $1,012,500, which deliver value based on our stock price performance and that vest and are settled in cash in three equal installments, with the first installment to be vested upon grant in 2023 and the remaining installments to vest in 2024 and 2025, contingent upon continued employment.

Sponsorship Agreements with Energy Dialogues, Inc.

During the fiscal year ended December 31, 2022 and in the interim period since the end of the fiscal year ended December 31, 2022, the Company and its subsidiaries incurred approximately $62,500 and $62,500, respectively, in sponsorship, corporate membership, and related fees to Energy Dialogues, Inc. (formerly Energy Dialogues LLC) (“Energy Dialogues”) for certain conferences and forums for energy and gas industry participants. Although the aggregate fees to Energy Dialogues have not exceeded $120,000 in any one fiscal year or in any series of related transactions, the fees incurred by the Company and its subsidiaries have totaled $254,650 since January 1, 2017. Monika Simões, the wife of the Company’s CEO Octávio Simões, is the sole shareholder and the President of Energy Dialogues.

Independent Contractor Agreement with Martin Houston

On April 4, 2022, the Company entered into an independent contractor agreement with Martin Houston (the “Independent Contractor Agreement”). Pursuant to the Independent Contractor Agreement, Mr. Houston works under the direction of the Company’s Executive Chairman and coordinates with the Company’s CEO to provide the following services to the Company: (i) serve as the Company’s global ambassador and represent the Company at various conferences, speaking engagements, multimedia events, and high-level meetings with senior commercial principals and government officials; (ii) organize and manage a Tellurian advisory board of senior individuals in the energy industry and other relevant sectors and to meet from time to time to discuss macroeconomic matters and informally report out on various elements of the Company’s overall strategy; (iii) maintain an active professional network for the benefit of the Company, which may include introductions to and the formulation and maintenance of relationships with key business and commercial personnel, as well as government officials in global markets; (iv) maintain critical relationships with the Company’s key suppliers, market competitors, and sources of financing and liquidity; (v) participate in weekly meetings with the Company’s commercial, strategy, and investor relations groups and the Company’s executive committee; and (vi) provide such other services as requested by the Company’s Executive Chairman. In exchange for the services to be provided by Mr. Houston under the Independent Contractor Agreement, he receives (i) cash compensation of $50,000

71

per calendar month (the “Cash Fees”); (ii) reimbursement of business expenses incurred by Mr. Houston in carrying out his duties and responsibilities under the Independent Contractor Agreement, subject to certain conditions; and (iii) reimbursement of insurance premiums for non-Company-sponsored health insurance policies purchased by Mr. Houston, subject to certain limitations and conditions. The term of the Independent Contractor Agreement commenced on January 1, 2022 and was set to expire on the earlier of (i) the termination of Mr. Houston as Vice Chairman of the Board and (ii) December 31, 2022 (the “Termination Date”), unless terminated earlier in accordance with the terms of the Independent Contractor Agreement (the “Term”). On December 14, 2022, the Company entered into an amendment to the Independent Contractor Agreement that (i) extended the Termination Date from December 31, 2022 to December 31, 2023 and (ii) increased the Cash Fees from $50,000 per calendar month to $55,000 per calendar month beginning on January 1, 2023. Any further extension of the Term of the Independent Contractor Agreement will be subject to the mutual written agreement of the parties.

In the event that the Independent Contractor Agreement is terminated by the Company without “Cause” (as defined in the Independent Contractor Agreement), Mr. Houston is entitled to three calendar months of Cash Fees. In the event that the Independent Contractor Agreement is terminated by the Company without “Cause” following a “Change of Control” (as defined in the Independent Contractor Agreement), Mr. Houston is entitled to the unpaid Cash Fees for the remainder of the Term. In the event that the Independent Contractor Agreement is terminated by the Company due to Mr. Houston’s material breach of the agreement, Mr. Houston’s right to any unpaid portion of the Cash Fees is forfeited. In the event that the Independent Contractor Agreement is terminated by Mr. Houston due to the Company’s material breach of the agreement, Mr. Houston is entitled to the Cash Fees for the remainder of the Term (to the extent unpaid). In the event that the Independent Contractor Agreement is terminated due to Mr. Houston’s death or “Disability” (as defined in the Independent Contractor Agreement), Mr. Houston or his estate is eligible to receive a pro-rated portion of the Cash Fees through the time of such occurrence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth the number of shares of Tellurian common stock owned beneficially by each director and NEO of the Company as of April 21, 2023 (unless another date is specified by footnote below), and by all current directors and executive officers of Tellurian as a group:

	Amount and Nature of Beneficial Ownership *
Name of Individual or Group (a)	Shares		Percent of Class (b)

Martin J. Houston, Vice Chairman	17,157,397	(c)	3.0%
Charif Souki, Executive Chairman	8,326,305	(d)	1.5%
Diana Derycz-Kessler, Director	2,335,248	(e)	**
Octávio M.C. Simões, President and CEO	2,206,678	(f)	**
Daniel A. Belhumeur, General Counsel	1,414,742	(g)	**
Jean P. Abiteboul, Director	1,164,636		**
Khaled A. Sharafeldin, CAO and Interim CFO	827,883	(h)	**
Brooke A. Peterson, Director	842,290		**
Dillon J. Ferguson, Director	439,281		**
Don A. Turkleson, Director	421,035		**
Jonathan S. Gross, Director	289,559	(i)	**
L. Kian Granmayeh, Former CFO	7,561	(j)	**
Current directors and executive officers as a group (a total of 11 persons)	35,425,054		6.2%

72

*	Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed. Pursuant to Rule 13d-3 under the Exchange Act, beneficial ownership includes shares as to which the individual or entity has or shares voting power or investment power, and any shares that the individual or entity has the right to acquire within 60 days of April 21, 2023, including through the exercise of any option, warrant, or right. For each individual or entity that holds options, warrants or rights to acquire shares, the shares of Tellurian common stock underlying those securities are treated as owned by that holder and as outstanding shares when that holder’s percentage ownership of Tellurian common stock is calculated. That Tellurian common stock is not treated as outstanding when the percentage ownership of any other holder is calculated.

**	The percent of class owned is less than 1%.

(a)	Except as otherwise indicated below, the address and telephone number of each of these persons is c/o Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, Texas 77002 and (832) 320-9548, respectively.

(b)	Based on a total of 562,808,897 shares of Tellurian common stock outstanding as of April 21, 2023.

(c)	Includes (i) 650,000 shares of Tellurian common stock held by T.B.D. MH Family Trust LLC, of which Mr. Houston is the sole member and has sole voting and dispositive power and (ii) 2,300,000 shares of Tellurian common stock owned by Mr. Houston’s wife for which Mr. Houston has shared voting and dispositive power.

(d)	Includes 6,666,666 shares subject to options exercisable within 60 days of April 21, 2023.

(e)	Includes 2,050,000 shares of Tellurian common stock held by Bristol Investment Fund, Ltd., a Cayman Islands company (“BIF”) that is affiliated with Ms. Derycz-Kessler and her spouse. The spouse of Ms. Derycz-Kessler has sole voting and dispositive power over the shares of Tellurian common stock held by BIF.

(f)	Includes (i) 666,666 shares of restricted common stock that vest upon each of FID and the one-year anniversary of FID and (ii) 666,668 shares of restricted common stock that vest on the two-year anniversary of FID.

(g)	Includes (i) 1,170,000 shares of restricted common stock that vest upon FID and (ii) 80,000 shares subject to options exercisable within 60 days of April 21, 2023.

(h)	Includes (i) 526,500 shares of restricted common stock that vest upon FID and (ii) 58,000 shares subject to options exercisable within 60 days of April 21, 2023.

(i)	Includes 140,000 shares of Tellurian common stock held by the Gross Family Trust. Mr. Gross is the trustee of the Gross Family Trust and thus has sole dispositive power over the 140,000 shares of Tellurian common stock held by the Gross Family Trust.

(j)	This information (i) is based on a Form 4 and Form 5 filed with the SEC by Mr. Granmayeh on January 1, 2022 and February 11, 2022, respectively, and (ii) excludes (A) 58,314 RSUs that vest upon FID, (B) 58,314 RSUs that vest on the one-year anniversary of FID, and (C) 58,314 RSUs that vest on the two-year anniversary of FID because none of such RSUs are convertible into shares of Tellurian common stock within 60 days of April 21, 2023.

Holders of More Than 5% of Tellurian Common Stock

The following table sets forth information (as of the date indicated) as to all persons or groups known to Tellurian to be beneficial owners of more than 5% of issued and outstanding shares of Tellurian common stock as of April 21, 2023.

73

Name and Address of Beneficial Holder	Shares Beneficially Owned		Percent of Class (a)

State Street Corporation State Street Financial Center 1 Lincoln Street Boston, Massachusetts 02111	45,104,005	(b)	8.0%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	39,914,434	(c)	7.1%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	35,392,614	(d)	6.3%

(a)	Based on a total of 562,808,897 shares of Tellurian common stock outstanding as of April 21, 2023.

(b)	This information is based on a Schedule 13G/A filed with the SEC on February 2, 2023 by State Street Corporation and SSGA Funds Management, Inc., the former of which has shared voting and dispositive power over the shares listed.

(c)	This information is based on a Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group, which has sole or shared dispositive power over the shares listed.

(d)	This information is based on a Schedule 13G filed with the SEC on February 3, 2023 by BlackRock, Inc., which has sole dispositive power over the shares listed.

Holders of More Than 5% of Tellurian Preferred Stock

The following table sets forth information (as of the date indicated) as to all persons or groups known to Tellurian to be beneficial owners of more than 5% of issued and outstanding shares of Preferred Stock as of April 21, 2023.

Name and Address of Beneficial Holder	Shares Beneficially Owned		Percent of Class (a)

BDC Oil and Gas Holdings, LLC 12011 Sunset Hills Road Reston, Virginia 20190	6,123,782	(b)	100.0%

(a)	Based on a total of 6,123,782 shares of Preferred Stock outstanding as of April 21, 2023.

(b)	On March 21, 2018, Tellurian entered into a preferred stock purchase agreement with BDC Oil and Gas Holdings, LLC (“Bechtel Holdings”), a Delaware limited liability company and an affiliate of Bechtel, pursuant to which Bechtel Holdings purchased, and Tellurian sold and issued to Bechtel Holdings, 6,123,782 shares of Preferred Stock. In exchange for the Preferred Stock, Bechtel agreed to discharge $50 million in liabilities associated with detailed engineering services for the Driftwood Project.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms filed by such persons.

74

Based solely on copies of forms received by it, or written representations from certain reporting persons that no such filings were required for those persons, or other information of which the Company is aware, the Company believes that, during 2022, its executive officers, directors, and greater than 10% beneficial owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act, except for one late Form 4 report filed by Mr. Granmayeh, which was filed on January 11, 2022 and reported the Company’s grant to him of 174,942 restricted stock units on January 6, 2022.

FUTURE STOCKHOLDER PROPOSALS

If a stockholder wishes to have a proposal included in the notice of annual meeting of stockholders and related proxy statement for the Company’s 2024 annual meeting of stockholders, the stockholder must follow the procedures set forth in Rule 14a-8 under the Exchange Act and submit the proposal to the Company no later than December 29, 2023. The fact that a stockholder proposal is received in a timely manner does not ensure its inclusion in the proxy materials since such proposal must satisfy all requirements in the proxy rules relating to such inclusion.

If a stockholder wishes to present a proposal or nominate a candidate for director at the Company’s 2024 annual meeting of stockholders and the proposal or nomination is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder must give advance notice to the Company within the time periods set forth in the Company’s bylaws and must comply with the other requirements set forth in the bylaws. Subject to certain exceptions, to be timely under the bylaws, a proposal must be received no fewer than 90, and no more than 120, days prior to the first anniversary of the prior year’s annual meeting of stockholders, or, in the case of the 2024 annual meeting of stockholders, between February 8, 2024 and March 9, 2024.

All stockholder proposals should be submitted to the Company’s Corporate Secretary at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.

OTHER BUSINESS

Tellurian knows of no other matters to be presented at the Meeting. If any other matter properly comes before the Meeting, the appointed proxies will vote the proxies in accordance with their best judgment.

HOUSEHOLDING OF PROXY MATERIALS

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once a stockholder has received notice from his or her broker that it will be householding materials, householding will continue until the stockholder is notified otherwise or revokes consent. If at any time a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, the stockholder should notify his or her broker. If a stockholder would like to receive a separate copy of this proxy statement or accompanying notice of annual meeting of stockholders or Annual Report on Form 10-K for the fiscal year ended December 31, 2022, he or she should contact the Company by writing to the Corporate Secretary, Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.

75

WHERE YOU CAN FIND MORE INFORMATION

Tellurian files annual, quarterly and current reports, proxy statements and other information with the SEC. Tellurian’s SEC filings are available to the public from commercial document-retrieval services and free of charge from the SEC’s website at http://www.sec.gov and at Tellurian’s website at http://www.tellurianinc.com. Tellurian also makes available free of charge any of its SEC filings by mail. For a mailed copy of a report, please contact Tellurian Inc., Investor Relations, 1201 Louisiana Street, Suite 3100, Houston, Texas 77002.

By Order of the Board of Directors,

Meredith S. Mouer, Deputy General Counsel and Corporate Secretary
April 27, 2023

76

ANNEX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TELLURIAN INC.

Tellurian Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.         The present name of the Corporation is Tellurian Inc. The Corporation was incorporated under the name “Magellan Petroleum Corporation” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 17, 1967.

2.         This Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the provisions of the Corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

3.         The Certificate of Incorporation of the Corporation is hereby restated, integrated and further amended to read in its entirety as follows:

FIRST:       The name of the Corporation is Tellurian Inc.

SECOND:         The address of its registered office in the State of Delaware is 108 Lakeland Avenue, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is Capitol Services, Inc.

THIRD:              The nature of the business, and objects or purposes proposed to be transacted, promoted or carried on, is to engage in any lawful acts and activities for which corporations may be organized under the DGCL.

FOURTH:

(a)         The total number of shares of stock which the Corporation shall have authority to issue is one billion seven hundred million (1,700,000,000), of which one billion six hundred million (1,600,000,000) shares shall be common stock, par value of one cent ($0.01) per share (the “Common Stock”), and one hundred million (100,000,000) shares shall be preferred stock, par value of one cent ($0.01) per share (the “Preferred Stock”).

(b)         The board of directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(c)         Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or

A-1

together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

FIFTH:

(a)         The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time solely by resolution of the Board of Directors.

(b)         The directors are divided into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their respective successors are duly elected and have qualified or upon their earlier death, resignation or removal. Notwithstanding the foregoing, directors elected by holders of Preferred Stock, if any, shall not be assigned to classes, but shall be subject to election and removal, and shall have terms of office, as specified herein. In case of any increase or decrease, from time to time, in the number of directors (other than directors elected by holders of Preferred Stock, if any), the number of directors in each class shall be apportioned as nearly equal as possible.

(c)         Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

(d)         Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SIXTH: No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

SEVENTH:      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the By-Laws of the Corporation (as amended and/or restated from time to time, the “By-Laws”).

In addition to the powers and authorities herein or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the DGCL, this Certificate of Incorporation and the By-Laws.

EIGHTH:           Elections of directors need not be by written ballot unless the By-Laws shall so provide.

A-2

NINTH:              The By-Laws may be altered, amended or repealed by the Board of Directors. Notwithstanding any other provision in the Certificate of Incorporation to the contrary, and subject to the rights of the holders of any series of Preferred Stock then outstanding, the By-Laws may also be altered, amended or repealed by the stockholders by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding voting stock of the Corporation generally entitled to vote on the matter.

TENTH:             A director of this Corporation shall not be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended, changed or modified in any way to further eliminate or limit the liability of directors to the Corporation or its stockholders or third parties, then directors of the Corporation, in addition to the circumstances in which directors are not personally liable as set forth in the preceding sentence, shall also not be personally liable to the Corporation or its stockholders or third parties for monetary damages to such further extent permitted by such amendment, change or modification.

Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect the rights of any director of the Corporation relating to claims arising in connection with events which took place prior to the date of such amendment, repeal or modification.

ELEVENTH:     Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

[Signature page follows]

A-3

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this ___ day of ____________, 2023.

TELLURIAN INC.

By:
Name:
Title:

A-4

ANNEX B

MARKED VERSION OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TELLURIAN INC.

Tellurian Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.         The present name of the Corporation is Tellurian Inc. The Corporation was incorporated under the name “Magellan Petroleum Corporation” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 17, 1967.

2.         This Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the provisions of the Corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

3.         The Certificate of Incorporation of the Corporation is hereby ~~amended~~restated, integrated and ~~restated~~further amended to read in its entirety as follows:

FIRST: The name of the Corporation is Tellurian Inc.

SECOND:          The address of its registered office in the State of Delaware is ~~1675 South State Street, Suite B~~108 Lakeland Avenue, in the City of Dover, County of Kent, ~~19001~~19901. The name of its registered agent at such address is Capitol Services, Inc.

THIRD:              The nature of the business, and objects or purposes proposed to be transacted, promoted or carried on, is to engage in any lawful acts and activities for which corporations may be organized under the DGCL.

FOURTH:

(a)         The total number of shares of stock which the Corporation shall have authority to issue is ~~nine~~one billion seven hundred million (~~900,000,000~~1,700,000,000), of which ~~eight~~one billion six hundred million (~~800,000,000~~1,600,000,000) shares shall be common stock, par value of one cent ($0.01) per share (the “Common Stock”), and one hundred million (100,000,000) shares shall be preferred stock, par value of one cent ($0.01) per share (the “Preferred Stock”).

(b)         The board of directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(c)         Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more

B-1

outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

FIFTH:

(a)         The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time solely by resolution of the Board of Directors.

(b)         The directors are divided into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their respective successors are duly elected and have qualified or upon their earlier death, resignation or removal. Notwithstanding the foregoing, directors elected by holders of Preferred Stock, if any, shall not be assigned to classes, but shall be subject to election and removal, and shall have terms of office, as specified herein. In case of any increase or decrease, from time to time, in the number of directors (other than directors elected by holders of Preferred Stock, if any), the number of directors in each class shall be apportioned as nearly equal as possible.

(c)         Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

(d)         Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SIXTH:  No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

SEVENTH:      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the By-Laws of the Corporation (as amended and/or restated from time to time, the “By-Laws”).

In addition to the powers and authorities herein or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the DGCL, this Certificate of Incorporation and the By-Laws ~~of the Corporation~~.

B-2

EIGHTH:           Elections of directors need not be by written ballot unless the By-Laws ~~of the Corporation~~ shall so provide.

NINTH:             The By-Laws ~~of this Corporation~~ may be altered, amended or repealed by the Board of Directors. Notwithstanding any other provision in the Certificate of Incorporation to the contrary, and subject to the rights of the holders of any series of Preferred Stock then outstanding, the By-Laws ~~of this Corporation~~ may also be altered, amended or repealed by the stockholders by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding voting stock of the Corporation generally entitled to vote on the matter.

TENTH:            A director of this Corporation shall not be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended, changed or modified in any way to further eliminate or limit the liability of directors to the Corporation or its stockholders or third parties, then directors of the Corporation, in addition to the circumstances in which directors are not personally liable as set forth in the preceding sentence, shall also not be personally liable to the Corporation or its stockholders or third parties for monetary damages to such further extent permitted by such amendment, change or modification.

Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect the rights of any director of the Corporation relating to claims arising in connection with events which took place prior to the date of such amendment, repeal or modification.

ELEVENTH:     Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-Laws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

[Signature page follows]

B-3

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this ~~20th~~___ day of ~~September, 2017~~____________, 2023.

TELLURIAN INC.

By:
Name:
Title:

B-4

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V09866-P91723 Nominees 2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023. 3. To approve and adopt an amended and restated certificate of incorporation of the Company to increase the number of authorized shares of Tellurian common stock and to make certain immaterial revisions. 5. To approve, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company's named executive officers. 4. To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers. In their discretion, the proxies are authorized to vote on such other business as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof. Please indicate if you plan to attend this meeting 1. To elect the three nominees as members of the Board of Directors of the Company, each to hold office for a three-year term expiring at the 2026 annual meeting of stockholders. TELLURIAN INC. The Board of Directors recommends you vote FOR the following: TELLURIAN INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS PO BOX 1342 BRENTWOOD, NY 11717 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No 1b. Diana Derycz-Kessler 1c. Dillon J. Ferguson 1a. Jean P. Abiteboul ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain For Against Abstain The Board of Directors recommends you vote for 1 Year on the following proposal: ! ! ! ! 3 Years 2 Years 1 Year Abstain VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 6, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 6, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com V09867-P91723 TELLURIAN INC. Annual Meeting of Stockholders Wednesday, June 7, 2023 at 8:30 a.m. Central Daylight Time This proxy is solicited by or on behalf of the Board of Directors The undersigned stockholder(s) hereby appoint(s) Daniel A. Belhumeur and Meredith S. Mouer, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common and/or preferred stock that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. CDT on Wednesday, June 7, 2023, at the Petroleum Club of Houston, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side